                                                                    EXHIBIT 19.1

                          INFOSYS TECHNOLOGIES LIMITED
                Report for the first quarter ended June 30, 2001









                                 [INFOSYS LOGO]
                              POWERED BY INTELLECT
                                DRIVEN BY VALUES

At a glance - Indian GAAP

---------------------------------------------------------------------------------------------------------------
                                                                           Rs. in crores, except per share data
---------------------------------------------------------------------------------------------------------------
                                                                         Quarter ended             Year Ended
                                                                 June 30, 2001   June 30, 2000   March 31, 2001
                                                                 -------------   -------------   --------------
For the period

Total revenue                                                         626.01          370.64        1,959.94
Export revenue                                                        596.30          351.06        1,874.03
Operating Profit (PBIDT)                                              254.01          152.75          808.92
Profit after tax (PAT)
  from ordinary activities                                            190.03          121.30          623.32
PBIDT as a percentage of total revenue                                 40.58%          41.21%          41.27%
PAT from ordinary activities as a percentage of total revenue          30.36%          32.73%          31.80%
Earnings per share from Ordinary activities*
  Basic                                                                28.72           18.34           94.23
  Diluted                                                              28.59           18.11           93.93
Dividend per share (Rs.)                                                  --              --           10.00
Dividend amount                                                           --              --           66.16
Capital investment                                                    101.74           85.84          463.35

At the end of the period
Total assets                                                        1,595.61          960.20        1,389.64
Fixed assets-net                                                      623.89          275.43          557.66
Cash and cash equivalents                                             630.51          471.94          577.74
Working capital                                                       910.69          648.60          797.86
Total debt                                                                --              --              --
Net worth                                                           1,595.61          960.20        1,389.64
Equity                                                                 33.08           33.08           33.08
Market capitalization                                              23,900.56       54,974.43       26,926.35
                                                                   ---------       ---------       ---------

Note:
Market capitalization is calculated by considering the price at the National Stock Exchange on the shares outstanding at the period end.
(*) EPS figures have been calculated for the period and have not been annualized.

                             YEAR ENDED                  QUARTER ENDED                 QUARTER ENDED
                           MARCH 31, 2001                JUNE 30, 2000                 JUNE 30, 2001
                           --------------                -------------                 -------------
TOTAL REVENUE
  (IN RS. CRORES)             1,959.94                      370.64                        626.01


                             YEAR ENDED                  QUARTER ENDED                 QUARTER ENDED
                           MARCH 31, 2001                JUNE 30, 2000                 JUNE 30, 2001
                           --------------                -------------                 -------------
EXPORTS
  (IN RS. CRORES)             1,874.03                      351.06                        596.30


                                            YEAR ENDED                  QUARTER ENDED                 QUARTER ENDED
                                          MARCH 31, 2001                JUNE 30, 2000                 JUNE 30, 2001
                                          --------------                -------------                 -------------
NET PROFIT FROM ORDINARY ACTIVITIES
  (IN RS. CRORES)                            623.32                        121.30                        190.03

Letter to the shareholders
--------------------------------------------------------------------------------

Dear shareholders,

We are pleased to report on a comfortable quarter. Under Indian GAAP, revenues grew by 69% over Q1FY2001 while net profits from ordinary activities witnessed an increase of 57%. Gross employee addition for the quarter stood at 315, including 102 lateral entrants. Our relationships with Fortune 500 and other established companies and our understanding of their decision cycles have enabled us to grow in spite of a challenging environment. In line with our risk management norms, start-up and venture-funded companies accounted for 5% of total revenues for the quarter, down from 17% in Q1FY2001. Despite capital expenditure of Rs. 101.74 crore, we have secured high free cash flows of Rs.
52.78 crore.

In light of the slowdown in the US economy, we have experienced pricing pressures from both existing and new customers, especially in new, large-scale offshore initiatives. However, we are encouraged by the intentions of most of our clients to expand the scope of their relationship with us. For instance, Toshiba Corporation has re-engaged Infosys to build the information infrastructure for its global operations across various business lines. New York Life International has entered into a worldwide expansion project with Infosys. We have also launched an availability analysis and capacity-planning exercise across multiple applications for Telstra in Australia.

Increasingly, companies are looking for higher returns on their IT investments and are therefore gravitating towards offshoring their outsourcing activities. Infosys' Global Delivery Model combines the benefits of offshore capabilities with our proven ability to deliver high-quality, high-value solutions to clients.

We added 26 new clients this quarter. Significant wins include APL, a provider of worldwide container transportation and logistic services; Burlington Northern and Santa Fe Railway Company, the second largest rail network in North America; Pinnacle West Capital Corporation, a US-based company with consolidated revenues of approximately $2 billion; Valeo, a global automotive equipment supplier; Airbus, a leading aircraft manufacturer; BHF-Bank, a German bank; Statoil ASA, a leading Scandinavian retailer of petrol and other oil products; and GreenPoint Mortgage, a specialty finance lender.

Our results for the quarter exceed the estimates given at the end of the last fiscal year. Nevertheless, since the external environment continues to be challenging, we have not revised our annual revenue growth forecast of 30% for fiscal 2002. Further, we anticipate total income for the quarter ending September 30, 2001 to be in the range of Rs. 625 crore to Rs. 640 crore. However, our plans for 1500-2000 gross employee additions in fiscal 2002 remain unchanged.

During the quarter, we invested $2.2 million in Workadia, a provider of comprehensive, customizable business intranets through browser-accessed hosted portals, along with American Express, Tibco and WestBridge Capital Partners. Workadia will also offer consulting services to help customers select and deploy their intranet applications, content and services.

We intend to reformat our Indian GAAP income statement following the functional classification methodology. We believe that this will enable a more meaningful analysis and comparison of revenues, costs and margins as well as facilitate a better understanding of our business by the financial community. The pro forma profit and loss account prepared in accordance with the proposed format is provided elsewhere in this report. Starting next quarter, we intend to report our income statement in the revised format.

The jury for The Economic Times' Awards for Corporate Excellence 2000-01 recognized Infosys as the Corporate Citizen of the Year. The Credit Lyonnais study on corporate governance practices in emerging markets has ranked Infosys No. 2 in emerging markets and No. 1 in India. The company has been ranked No. 1 in a recent Dataquest survey of the top 20 Indian software companies. Infosys was ranked as having the Best Investor Relations by an Emerging Markets Company in the UK Awards given by IR Magazine.

As in the past, Infoscions participated in several conferences and published research in emerging technology areas, thereby demonstrating the company's commitment to technical thought leadership. On your behalf, we congratulate these high achievers and also extend our appreciation to fellow Infoscions for contributing to yet another successful quarter through their unstinting commitment and hard work.


                                        /s/ NANDAN M. NILEKANI              /s/ N. R. NARAYANA MURTHY
Bangalore                                   Nandan M. Nilekani                  N. R. Narayana Murthy
July 10, 2001                 Managing Director, President and                           Chairman and
                                       Chief Operating Officer                Chief Executive Officer

Auditors' report to the members of Infosys Technologies Limited
--------------------------------------------------------------------------------

We have audited the attached Balance Sheet of Infosys Technologies Limited (the Company) as at June 30, 2001 and the Profit and Loss Account of the Company for the quarter ended on that date, annexed thereto, and report that:

1 As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227(4A) of the Companies Act, 1956, we enclose in the Annexure a statement on the matters specified in paragraphs 4 and 5 of the said Order.

2      Further to our comments in the Annexure referred to in paragraph 1 above:

       (a) we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;

       (b) in our opinion, proper books of account as required by law have been kept by the Company so far as appears from our examination of these books;

       (c) the Balance Sheet and Profit and Loss Account dealt with by this report are in agreement with the books of account;

       (d) in our opinion, the Balance Sheet and Profit and Loss Account dealt with by this report are prepared in compliance with the accounting standards referred to in Section 211(3C) of the Companies Act, 1956, to the extent applicable;

       (e) in our opinion, and to the best of our information and according to the explanations given to us, the said accounts give the information required by the Companies Act, 1956, in the manner so required and give a true and fair view:

              (i) in the case of the Balance Sheet, of the state of affairs of the Company as at June 30, 2001; and

              (ii) in the case of the Profit and Loss Account, of the profit for the quarter ended on that date.

                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants

Bangalore                                                     Balaji Swaminathan
July 10, 2001                                                            Partner

Balance Sheet as at

--------------------------------------------------------------------------------------------------------
                                                                                                  in Rs.
--------------------------------------------------------------------------------------------------------
                                                   June 30, 2001       June 30, 2000      March 31, 2001
                                                  --------------       -------------      --------------
SOURCES OF FUNDS
SHAREHOLDERS' FUNDS
Share capital                                       33,08,05,085        33,07,58,335        33,07,92,085
Reserves and surplus                              1562,52,96,675       927,12,34,168      1356,55,99,903
                                                  --------------       -------------      --------------
                                                  1595,61,01,760       960,19,92,503      1389,63,91,988
                                                  ==============       =============      ==============

APPLICATION OF FUNDS
FIXED ASSETS
Original cost                                      738,74,44,287       373,65,25,244       631,14,44,025
Less: Depreciation                                 278,86,97,454       151,26,93,565       244,13,15,982
                                                  --------------       -------------      --------------
Net book value                                     459,87,46,833       222,38,31,679       387,01,28,043
Add: Capital work-in-progress                      164,01,15,365        53,04,58,784       170,65,04,250
                                                  --------------       -------------      --------------
                                                   623,88,62,198       275,42,90,463       557,66,32,293

INVESTMENTS                                         44,44,22,821        36,16,97,129        34,11,54,821

DEFERRED TAX ASSETS                                 16,59,00,000                  --                  --

CURRENT ASSETS, LOANS AND ADVANCES

Sundry debtors                                     309,12,07,202       228,39,91,832       302,37,02,417
Cash and bank balances                             446,28,93,265       426,00,41,918       385,06,10,285
Loans and advances                                 468,17,78,978       196,24,84,174       430,27,93,623
                                                  --------------       -------------      --------------
                                                  1223,58,79,445       850,65,17,924      1117,71,06,325
Less: Current liabilities                          154,53,25,723       116,79,86,403       134,91,81,176
      Provisions                                   158,36,36,981        85,25,26,610       184,93,20,275
                                                  --------------       -------------      --------------
NET CURRENT ASSETS                                 910,69,16,741       648,60,04,911       797,86,04,874
                                                  --------------       -------------      --------------
                                                  1595,61,01,760       960,19,92,503      1389,63,91,988
                                                  ==============       =============      ==============

This is the Balance Sheet
referred to in our report
of even date.

for Bharat S Raut & Co.
Chartered Accountants

Balaji Swaminathan  N. R. Narayana Murthy    Nandan M. Nilekani  Deepak M. Satwalekar  Marti G. Subrahmanyam  Jitendra Vir Singh
Partner             Chairman and             Managing Director,  Director              Director               Director
                    Chief Executive Officer  President and
                                             Chief Operating
                                             Officer

                    Omkar Goswami            Larry Pressler      Rama Bijapurkar       S. Gopalakrishnan      K. Dinesh
                    Director                 Director            Director              Deputy Managing        Director
                                                                                       Director

                    S. D. Shibulal           T. V. Mohandas Pai  Phaneesh Murthy       Srinath Batni          V. Balakrishnan
                    Director                 Director and        Director              Director               Company Secretary and
                                             Chief Financial                                                  Vice President -
                                             Officer                                                          Finance

Bangalore,
July 10, 2001

Profit and Loss Account

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                      in Rs.
----------------------------------------------------------------------------------------------------------------------------
                                                                                Quarter ended                   Year ended
                                                                       June 30, 2001      June 30, 2000       March 31, 2001
                                                                       -------------      -------------      ---------------
INCOME
Software development services and products
  Overseas                                                             596,30,21,488      351,05,78,423      1874,02,66,421
  Domestic                                                              16,21,65,861        4,47,21,726        26,53,92,386
Other income                                                            13,49,39,605       15,11,07,532        59,37,14,915
                                                                       -------------      -------------      --------------
                                                                       626,01,26,954      370,64,07,681      1959,93,73,722
                                                                       =============      =============      ==============
EXPENDITURE
Software development expenses                                          318,32,88,293      189,39,05,266       958,17,66,650
Administration and other expenses                                       53,67,64,710       28,50,11,949       177,54,70,971
Provision for investments                                                         --                 --        15,28,98,608
                                                                       -------------      -------------      --------------
                                                                       372,00,53,003      217,89,17,215      1151,01,36,229
Operating profit (PBIDT)                                               254,00,73,951      152,74,90,466       808,92,37,493
Interest                                                                          --                 --                  --
Depreciation                                                            35,48,03,492       17,73,71,717       112,89,45,152
Profit before tax and extraordinary item                               218,52,70,459      135,01,18,749       696,02,92,341
Provision for taxation                                                  28,50,00,000       13,71,00,000        72,71,00,000
Profit after tax before extraordinary item                             190,02,70,459      121,30,18,749       623,31,92,341
Extraordinary item
  - transfer of intellectual property rights (net of tax)                         --        5,49,44,000         5,49,44,000
Net profit after tax and extraordinary item                            190,02,70,459      126,79,62,749       628,81,36,341
                                                                       -------------      -------------      --------------
AMOUNT AVAILABLE FOR APPROPRIATION                                     190,02,70,459      126,79,62,749       628,81,36,341
                                                                       -------------      -------------      --------------
Dividend
  Interim                                                                         --                 --        16,53,78,418
  Final                                                                           --                 --        49,61,85,878
  Dividend Tax                                                                    --                 --         8,69,94,211
Amount transferred - general reserve                                              --                 --       553,95,77,834
Balance in Profit and Loss Account                                     190,02,70,459      126,79,62,749                  --
                                                                       -------------      -------------      --------------
                                                                       190,02,70,459      126,79,62,749       628,81,36,341
                                                                       =============      =============      ==============
EARNINGS PER SHARE  (equity shares, par value Rs. 5 each)
  Basic                                                                        28.72              19.17               95.06
  Diluted                                                                      28.59              18.93               94.76
Number of shares used in computing earnings per share
  Basic                                                                  6,61,59,038        6,61,51,036         6,61,52,131
  Diluted                                                                6,64,65,149        6,69,81,506         6,63,58,311
                                                                       =============      =============      ==============

This is the Profit and Loss Account
referred to in our report of even date

for Bharat S Raut & Co.
Chartered Accountants

Balaji Swaminathan  N. R. Narayana Murthy    Nandan M. Nilekani  Deepak M. Satwalekar  Marti G. Subrahmanyam  Jitendra Vir Singh
Partner             Chairman and             Managing Director,  Director              Director               Director
                    Chief Executive Officer  President and
                                             Chief Operating
                                             Officer

                    Omkar Goswami            Larry Pressler      Rama Bijapurkar       S. Gopalakrishnan      K. Dinesh
                    Director                 Director            Director              Deputy Managing        Director
                                                                                       Director

                    S. D. Shibulal           T. V. Mohandas Pai  Phaneesh Murthy       Srinath Batni          V. Balakrishnan
                    Director                 Director and        Director              Director               Company Secretary and
                                             Chief Financial                                                  Vice President -
                                             Officer                                                          Finance

Bangalore,
July 10, 2001

Schedules to the Profit and Loss Account

--------------------------------------------------------------------------------------------------------------------------
                                                                                                                    in Rs.
--------------------------------------------------------------------------------------------------------------------------
                                                                                Quarter ended                 Year ended
                                                                      June 30, 2001      June 30, 2000      March 31, 2001
                                                                      -------------      -------------      --------------
OTHER INCOME
Interest received on deposits with banks and others                    11,80,75,060        7,56,56,319       38,46,83,890
   (Tax deducted at source Rs. 1,71,06,524; Rs. 69,02,206
    and Rs. 4,30,12,428 respectively)
Miscellaneous income                                                      42,47,253          12,75,233          73,18,542
Exchange differences (*)                                                1,26,17,292        7,41,75,980       20,17,12,483
                                                                      -------------      -------------      -------------
                                                                       13,49,39,605       15,11,07,532       59,37,14,915
                                                                      =============      =============      =============

(*) arising on translation of foreign currency deposits maintained abroad includes a realized gain of Rs. Nil (quarter ended June 30, 2000 -- Rs. Nil; year ended March 31, 2001 -- Rs. 5,06,25,885)

SOFTWARE DEVELOPMENT EXPENSES
Salaries and bonus including overseas staff expenses                  251,16,36,702      131,59,03,108      675,86,45,286
Staff welfare                                                           1,97,44,018        1,51,05,488        8,46,06,310
Contribution to provident and other funds                               7,02,27,003        9,49,72,021       33,45,76,308
Foreign travel expenses                                                32,23,60,043       30,21,47,079      147,22,11,655
Consumables                                                               39,15,735          90,94,196        5,86,87,245
Cost of software packages for
   own use                                                              7,99,74,683        7,54,06,306       31,85,81,751
   banking product                                                      4,00,58,029          83,50,829        5,70,13,753
Computer maintenance                                                    1,18,19,183        1,48,09,400        7,19,42,078
Communication expenses                                                 10,22,07,164        4,70,05,737       31,52,55,986
Consultancy charges                                                     2,03,72,893        1,12,91,262        9,19,25,609
Provision for post-sales client support                                    9,72,840         (1,80,160)        1,83,20,669
                                                                      -------------      -------------      -------------
                                                                      318,32,88,293      189,39,05,266      958,17,66,650
                                                                      =============      =============      =============
ADMINISTRATION AND OTHER EXPENSES
Professional charges                                                    3,84,49,342        2,55,65,071       20,40,21,385
Traveling and conveyance                                                4,21,84,101        2,72,52,199       18,40,64,822
Rent                                                                    6,51,19,891        3,26,94,228       16,94,82,708
Telephone charges                                                       4,24,42,313        2,91,31,034       14,02,60,363
Office maintenance                                                      3,35,01,582        2,73,12,516       12,84,32,642
Power and fuel                                                          4,62,90,782        2,06,50,482       11,78,45,258
Brand building                                                          1,86,21,284        1,09,58,146       10,52,01,392
Donations                                                               2,42,50,825        1,58,07,369        7,21,92,883
Advertisements                                                            61,10,666        1,13,04,298        6,30,77,831
Printing and stationery                                                 3,14,30,676        2,50,66,901        6,25,54,206
Insurance charges                                                       1,27,62,786          52,89,398        5,17,55,298
Repairs to building                                                     2,21,54,234          82,54,771        3,95,22,458
Repairs to plant and machinery                                            49,17,486          33,86,262        2,26,54,171
Rates and taxes                                                           89,98,658          35,64,331        1,82,17,524
Commission charges                                                        51,76,868          22,64,589        1,79,03,784
Bank charges and commission                                                4,80,367           5,30,303          59,39,483
Auditor's remuneration
   audit fees                                                              5,37,500           4,46,250          17,85,000
   certification charges                                                         --                 --           2,00,000
   out-of-pocket expenses                                                    50,000             50,000           2,00,000
Bad loans and advances written off                                               --                 --              4,141
Bad debts written off                                                            --                 --          27,70,254
Provision for doubtful loans and advances                                    (7,660)            (1,412)          7,11,816
Provision for bad and doubtful debts                                    6,93,64,922          40,87,456       19,27,45,549
Freight charges                                                           12,09,911           5,43,906          55,72,484
Professional membership and seminar participation fees                    53,52,852          28,91,627        2,17,10,613
Marketing expenses                                                      1,53,54,280          53,23,041        4,26,87,545
Postage and courier                                                     1,17,02,538          48,77,958        2,27,86,459
Books and periodicals                                                     33,41,757          38,54,221        1,69,10,978
Commission to non-whole time directors                                    24,00,000          15,00,000          59,22,049
Sales promotion expenses                                                  11,34,626           1,87,071          70,16,656
Transaction processing fee and filing fees                              1,38,49,399           3,72,625        1,52,76,339
Research grants                                                           25,00,000          25,00,000        1,00,00,000
Other miscellaneous expenses                                              70,82,724          93,47,308        2,60,44,880
                                                                      -------------      -------------      -------------
                                                                       53,67,64,710       28,50,11,949      177,54,70,971
                                                                      =============      =============      =============
PROVISION FOR TAXATION
Current year
   Income taxes                                                        29,56,00,000       12,31,00,000       71,31,00,000
   Deferred taxes                                                      (1,06,00,000)                --                 --
                                                                      -------------      -------------      -------------
                                                                       28,50,00,000       12,31,00,000       71,31,00,000
Prior years                                                                      --        1,40,00,000        1,40,00,000
                                                                      -------------      -------------      -------------
                                                                       28,50,00,000       13,71,00,000       72,71,00,000
                                                                      =============      =============      =============

1.     Significant accounting policies and notes on accounts
--------------------------------------------------------------------------------

Company overview

Infosys Technologies Limited ("Infosys" or "the company") is a publicly held company providing information technology ("IT") solutions principally to Fortune 500 and other established corporations. Infosys' range of services include IT consulting and architecture, application development, e-commerce and Internet consulting, and software maintenance. In addition, the company develops and markets certain software products.

Infosys has 16 state-of-the-art offshore software development facilities located throughout India and 7 off-site software development centers and a consulting office overseas. The offshore software development facilities enable the Company to provide high quality, cost-effective services to clients in a resource-constrained environment. The company has its headquarters in Bangalore, India, and offices in the Americas, Europe and Asia that provide marketing and administrative support.

1.1    Significant accounting policies

       1.1.1  Basis of preparation of financial statements

       The financial statements are prepared under the historical cost convention, in accordance with Indian Generally Accepted Accounting Principles ("GAAP") on the accrual basis. GAAP comprises mandatory accounting standards issued by the Institute of Chartered Accountants of India ("ICAI") and the provisions of the Companies Act, 1956. These accounting policies have been consistently applied, except for certain recently issued accounting standards made mandatory by the ICAI effective the current fiscal year and adopted by the company, as described below.

       The ICAI has issued accounting standards on segment reporting, related party disclosures, earnings per share and accounting for taxes on income that became mandatory effective accounting periods commencing on or after April 1, 2001. The company adopted the accounting standards on segment reporting, related party disclosures and earnings per share from the year ended March 31, 2001. The standards on accounting for leases and income taxes have been adopted in the preparation of these financial statements.

       The accounting standard on consolidated financial statements becomes effective from April 1, 2001 should a company consolidate its financial statements. Although Yantra Corporation, USA, is a subsidiary of Infosys as per the Companies Act, 1956, the financial statements have not been consolidated since the company does not have control as envisaged by the accounting standard on consolidated financial statements issued by the ICAI. The company does not have any investments in associates and accordingly the related accounting standard, mandatory effective April 1, 2002, does not affect these financials statements.

       The preparation of the financial statements in conformity with GAAP requires that the management of the company ("Management") make estimates and assumptions that affect the reported amounts of revenue and expenses of the period, reported balances of assets and liabilities and disclosures relating to contingent assets and liabilities as of the date of the financial statements. Examples of such estimates include expected development costs to complete software contracts, provision for doubtful debts, future obligations under employee retirement benefit plans and the useful lives of fixed assets. Actual results could differ from those estimates.

       1.1.2  Revenue recognition

       Revenue from software development on fixed-price contracts is recognized according to the milestones achieved as specified in the contracts on the proportionate-completion method based on the work completed. On time-and-materials contracts, revenue is recognized based on software developed and invoiced as per the terms of specific contracts. Annual Technical Services revenue is recognized proportionately over the period in which services are rendered. Revenue from the sale of user licenses for software applications is recognized on transfer of the title in the user license. Interest is recognized using the time-proportion method, based on rates implicit in the transaction. Dividend income is recognized when the company's right to receive dividend is established. Revenue from the sale of special import licenses is recognized when the licenses are transferred.

       1.1.3  Expenditure

       The cost of software user licenses purchased for software development and the rendering of IT services is charged to revenue in the year the software is acquired. Project costs in the nature of salaries, travel and other expenses incurred on fixed price contracts, where milestones are yet to be reached are classified as "Costs in excess of billings" in the balance sheet. Charges relating to non-cancelable long-term operating leases are computed on the basis of the lease rentals payable as per the relevant lease agreements. Provisions are made for all known losses and liabilities, future unforeseeable factors that may affect the profit on fixed-price software development contracts and also towards likely expenses for providing post-sales client support. The leave encashment liability of the company is provided on the basis of an actuarial valuation.

       1.1.4  Fixed assets and capital work-in-progress

       Fixed assets are stated at cost, after reducing accumulated depreciation until the date of the balance sheet. Direct costs are capitalized until the assets are ready for use and include financing costs relating to any borrowing attributable to acquisition. Capital work-in-progress includes the cost of fixed assets that are not yet ready for their intended use, advances paid to acquire fixed assets and the cost of assets not put to use before the balance sheet date.

       1.1.5  Depreciation

       Depreciation on fixed assets is determined using the straight-line method based on useful lives of assets as estimated by the company. Depreciation for assets purchased/sold during the year is proportionately charged. Individual assets acquired for less than Rs. 5,000/- are entirely depreciated in the year of acquisition. Management estimates the useful lives for the various fixed assets as follows:

          Buildings                 15 years         Furniture and fixtures     5 years
          Plant and machinery        5 years         Vehicles                   5 years
          Computer equipment       2-5 years

       1.1.6  Retirement benefits to employees

       1.1.6a Gratuity

       In accordance with the Payment of Gratuity Act, 1972, Infosys provides for gratuity, a defined benefit retirement plan (the "Gratuity Plan") covering eligible employees. The Gratuity Plan provides a lump sum payment to vested employees at retirement, death, incapacitation or termination of employment, of an amount based on the respective employee's salary and the tenure of employment.

       Liabilities with regard to the Gratuity Plan are determined by actuarial valuation, based upon which, the company contributes to the Infosys Technologies Limited Employees' Gratuity Fund Trust (the "Trust"). Trustees administer contributions made to the Trust and invest in specific designated securities as mandated by law, which generally comprise central and state government bonds and debt instruments of government-owned corporations.

       1.1.6b Superannuation

       Apart from being covered under the Gratuity Plan described above, certain employees of Infosys are also participants of a defined contribution plan. The company makes monthly contributions under the superannuation plan (the "Plan") to the Infosys Technologies Limited Employees Superannuation Fund Trust based on a specified percentage of each covered employee's salary. The company has no further obligations to the Plan beyond its monthly contributions.

       1.1.6c Provident fund

       Eligible employees also receive benefits from a provident fund, which is a defined contribution plan. Both the employee and the company make monthly contributions to this provident fund plan equal to a specified percentage of the covered employee's salary.

       Infosys contributes a part of the contributions to the Infosys Technologies Limited Employees Provident Fund Trust. The remainders of the contributions are made to the Government administered provident fund. The company has no further obligations under the provident fund plan beyond its monthly contributions.

       1.1.7  Research and development

       Revenue expenditure incurred on research and development is charged off as incurred. Capital expenditure incurred on research and development is depreciated over the estimated useful lives of the related assets.

       1.1.8  Foreign currency transactions

       Revenue from overseas clients and collections deposited in foreign currency bank accounts are recorded at the exchange rate as of the date of the respective transactions. Expenditure in foreign currency is accounted at the exchange rate prevalent when such expenditure is incurred. Disbursements made out of foreign currency bank accounts are reported at a rate that approximates the actual monthly rate. Exchange differences are recorded when the amount actually received on sales or actually paid when expenditure is incurred is converted into Indian Rupees. The exchange differences arising on foreign currency transactions are recognized as income or expense in the period in which they arise.

       Fixed assets purchased at overseas offices are recorded at cost, based on the exchange rate as of the date of purchase. The charge for depreciation is determined as per the company's accounting policy.

       Current assets and current liabilities denominated in foreign currency are translated at the exchange rate prevalent at the date of the balance sheet. The resulting difference is also recorded in the profit and loss account. In the case of forward contracts, the difference between the forward rate and the exchange rate on the date of the transaction is recognized as income or expense over the life of the contract.

       1.1.9  Income tax

       Income taxes are computed using the tax effect accounting method, where taxes are accrued in the same period the related revenue and expenses arise. A provision is made for income tax annually based on the tax liability computed after considering tax allowances and exemptions. Provisions are recorded as considered appropriate for matters under appeal due to disallowances or for other reasons.

       The differences that result between the profit offered for income taxes and the profit as per the financial statements are identified and thereafter a deferred tax asset or deferred tax liability is recorded for timing differences, namely the differences that originate in one accounting period and reverse in another, based on the tax effect of the aggregate amount being considered. The tax effect is calculated on the accumulated timing differences at the end of an accounting period based on prevailing enacted regulations. Deferred tax assets are recognized only if there is reasonable certainty that they will be realized and are reviewed for the appropriateness of their respective carrying values at each balance sheet date.

       1.1.10 Earnings per share

       In determining earnings per share, the company considers the net profit after tax and includes the post-tax effect of any extra-ordinary items. The number of shares used in computing basic earnings per share is the weighted average number of shares outstanding during the period. The number of shares used in computing diluted earnings per share comprises the weighted average shares considered for deriving basic earnings per share, and also the weighted average number of equity shares which could have been issued on the conversion of all dilutive potential equity shares. Dilutive potential equity shares are deemed converted as of the beginning of the period, unless they have been issued at a later date. The diluted potential equity shares have been adjusted for the proceeds receivable had the shares been actually issued at fair value (i.e. the average market value of the outstanding shares). The number of shares and potentially dilutive equity shares are adjusted for stock splits and bonus shares, as appropriate.

       1.1.11 Investments

       Trade investments refer to the investments made with the aim of enhancing the company's business interests in software development and services. Investments are either classified as current or long-term. Current investments are carried at the lower of cost and fair value. Cost for overseas investments comprises the Indian Rupee value of the consideration paid for the investment.

       Long-term investments are carried at cost and provisions recorded to recognize any decline, other than temporary, in the carrying value of such investment.

       The investment in the subsidiary (as per the Companies Act, 1956) is accounted on the cost method, whereby, the investment is carried at cost and the company recognizes only dividends received from the subsidiary as income in the profit and loss account. Provisions are recorded to recognize any decline, other than temporary, in the carrying value of the investment.

1.2    Notes on accounts

       The previous period's/year's figures have been recast/restated, wherever necessary, to conform to the current period's classification.

       1.2.1  Deferred income taxes

       Consequent to the standard on accounting for taxes on income becoming mandatory effective April 1, 2001, the company recorded the cumulative net deferred tax credit of Rs. 15,53,00,000 until April 1, 2001, as an addition to the general reserves. The deferred tax credit of Rs. 1,06,00,000 for the quarter ended June 30, 2001 is included in the provision for taxation.

       1.2.2  Capital commitments and contingent liabilities

              a. The estimated amount of contracts remaining to be executed on capital account, and not provided for (net of advances) is Rs. 143,18,57,443 as at June 30, 2001. The amount of such contracts as at June 30, 2000 was Rs. 118,86,56,390 and as at March 31, 2001 was Rs. 158,25,35,171.

              b. The company has outstanding guarantees and counter guarantees of Rs.11,97,30,000 as at June 30, 2001, to various banks, in respect of the guarantees given by the banks in favor of various government authorities. The guarantees outstanding as at June 30, 2000 were Rs. 5,71,30,000 and as at March 31, 2001 were Rs. 6,83,05,000.

              c. Claims against the company, not acknowledged as debts, amounted to Rs. 4,52,10,368 as at June 30, 2001. Such claims as at June 30, 2000 were Rs. 73,78,977 and as at March 31, 2001 Rs. 8,75,532.

              d. Outstanding forward contracts amounted to US$ 35,000,000 (approximately Rs. 166,13,75,000 at quarter end exchange rates) at June 30, 2001. Such contracts as at June 30, 2000 were Rs. Nil and as at March 31, 2000 were US$ 20,000,000 (approximately Rs. 93,12,00,000 at year end exchange rates).

       1.2.3  Quantitative details

       The company is engaged in the development and maintenance of computer software. The production and sale of such software cannot be expressed in any generic unit. Hence, it is not possible to give the quantitative details of sales and certain information as required under paragraphs 3, 4C and 4D of part II of Schedule VI to the Companies Act, 1956.

       1.2.4  Imports (valued on the cost, insurance and freight basis)

                                                                                                in Rs.
------------------------------------------------------------------------------------------------------
                                                       Quarter ended                        Year ended
                                             June 30, 2001       June 30, 2000          March 31, 2001
                                             -------------       -------------          --------------
Capital goods                                14,65,25,897         16,76,46,420           113,56,33,008
Software packages                             1,66,61,395            61,84,284             1,67,88,389
                                             ------------         ------------           -------------

       1.2.5  Earnings in foreign exchange (on the receipts basis)

                                                                                                in Rs.
------------------------------------------------------------------------------------------------------
                                                     Quarter ended                          Year ended
                                            June 30, 2001        June 30, 2000          March 31, 2001
                                            -------------        -------------          --------------
Income from software development
  services and products                     585,75,27,673        304,28,30,950          1708,67,49,891
Interest received on deposits with banks      1,67,51,659          5,49,26,100            19,55,81,989

       Expenditure in foreign currency (on the payments basis)

                                                                                                in Rs.
------------------------------------------------------------------------------------------------------
                                                      Quarter ended                         Year ended
                                            June 30, 2001        June 30, 2000          March 31, 2001
                                            -------------        -------------          --------------
Travel expenses                              20,90,93,035         17,70,40,100           107,69,86,908
Professional charges                          3,43,03,690            72,06,920            14,63,89,491
Other expenditure incurred overseas
for software development                    202,09,24,973         80,78,78,995           489,94,99,776

       Net earnings in foreign currency (on the receipts and payments basis)

                                                                                                in Rs.
------------------------------------------------------------------------------------------------------
                                                      Quarter ended                         Year ended
                                            June 30, 2001        June 30, 2000          March 31, 2001
                                            -------------        -------------          --------------
Net earnings in foreign exchange            360,99,57,634        210,56,31,035          1115,94,55,705

       1.2.6  Fixed assets

       Depreciation on assets costing less than Rs. 5,000 each During the quarter ended June 30, 2001, the company charged depreciation at 100% in respect of assets costing less than Rs. 5,000 each, amounting to Rs. 2,85,88,155. The corresponding amount for the quarter ended June 30, 2000 was Rs. 3,40,36,128 and for the year ended March 31, 2001 was Rs. 34,99,43,502.

       Profit/loss on disposal of fixed assets

       The company recorded a profit of Rs. 2,93,670 on the sale of fixed assets during the quarter ended June 30, 2001. The loss charged for the quarter ended June 30, 2000 is Rs. 45,109 and the profit for the year ended March 31, 2001 was Rs. 9,17,890.

       1.2.7  Obligations on long-term non-cancelable operating leases

       The lease rentals charged during the period and maximum obligations on long-term non-cancelable operating leases payable as per the rentals stated in the respective agreements are as follows:

                                                                                                in Rs.
------------------------------------------------------------------------------------------------------
                                                      Quarter ended                         Year ended
                                            June 30, 2001        June 30, 2000          March 31, 2001
                                            -------------        -------------          --------------
Lease rentals paid during the period/year     6,51,19,891          3,26,94,228            16,94,82,708

Lease obligations                                                      As at June 30,                 As at March 31,
                                                                2001                   2000                 2001
                                                            ------------           ------------       ---------------
Within one year of the balance sheet date                   11,10,41,975            4,43,04,530           7,30,43,980
Due in a period between one year and five years             35,80,20,475           14,82,21,361          27,71,79,409
Due after five years                                         4,12,29,308            4,35,12,036          14,40,05,657
                                                            ------------           ------------          ------------
                                                            51,02,91,758           23,60,37,927          49,42,29,046
                                                            ------------           ------------          ------------

       The operating lease arrangements extend for a maximum of 10 years from their respective dates of inception and relate to rented overseas premises.

       1.2.8 Managerial remuneration paid to the chairman, managing director and whole-time directors in Rs.
----------------------------------------------------------------------------------------------------------------------
                                                                        Quarter ended                      Year ended
                                                             June 30, 2001         June 30, 2000(*)     March 31, 2001(*)
                                                             -------------         -------------        --------------
Salary                                                         44,39,262              22,64,968           1,54,84,785
Contribution to provident fund and other funds                  4,79,325               3,83,405             18,29,116
Perquisites and incentives                                     67,41,120               7,39,873             89,20,426


       (*) includes the remuneration paid to three directors who were co-opted into the board on May 27, 2000.

       1.2.9  Managerial remuneration paid to non-whole-time directors in Rs.
-----------------------------------------------------------------------------------------------------------------------
                                                                        Quarter ended                      Year ended
                                                             June 30, 2001          June 30, 2000        March 31, 2001
                                                             -------------          -------------        --------------
Commission                                                            --                     --             59,22,049
Sitting fees                                                    1,30,000               1,12,000              2,57,000
Reimbursement of expenses                                       8,38,244               2,04,161              9,09,070

1.2.10  Exchange differences

                                                                                                                in Rs.
----------------------------------------------------------------------------------------------------------------------
                                                                      Quarter ended                       Year ended
                                                            June 30, 2001         June 30, 2000         March 31, 2001
                                                            -------------         -------------         --------------
Gains on the translation of foreign currency deposits        1,26,17,292            7,41,75,980          20,17,12,483
Net realized and unrealized exchange gains - others          3,62,20,186            7,63,71,369          19,45,83,779
Total net realized and unrealized gains                      4,88,37,478           15,05,47,349          39,62,96,262

       Total realized and unrealized exchange gains comprise, gains on the translation of foreign currency deposits which is classified as "other income" and net realized and unrealized exchange gains, which are classified as "Income from software development services and products -- overseas".

       1.2.11 Research and development expenditure

                                                                                                                in Rs.
----------------------------------------------------------------------------------------------------------------------
                                                                      Quarter ended                       Year ended
                                                            June 30, 2001          June 30, 2000        March 31, 2001
                                                            -------------          -------------        --------------
Capital                                                         7,71,248              20,02,050           2,14,29,903
Revenue                                                      3,85,05,021            3,15,82,490          14,97,08,196
Total research and development expenses                      3,92,76,269            3,35,84,540          17,11,38,099

       1.2.12 Unearned revenue

       Unearned revenue as at June 30, 2001 amounting to Rs. 36,28,63,771 (as at June 30, 2000 - Rs. 64,25,65,243 and as at March 31, 2001 - Rs.
       34,82,60,201) primarily consists of client billings on fixed-price, fixed-time-frame contracts for which the related costs have not yet been incurred.

       1.2.13 Dues to small-scale industrial undertakings

       As at June 30, 2001, the company had no outstanding dues to small-scale industrial undertakings (as at June 30, 2000 - Rs. Nil and as at March 31, 2001 - Rs. Nil).

       1.2.14 Balance of unutilized money raised by issue of American Depositary Shares ("ADSs")

       During the year ended March 31, 1999, Infosys made an Initial Public Offering of ADS, of US$ 70,380,000, equivalent to Rs. 296,86,00,000. The issue proceeds net of expenses of Rs. 19,68,00,000 are entirely utilized as of the year ended March 31, 2001. The unutilized ADSs proceeds as at June 30, 2001 are Rs. Nil (as at June 30, 2000 - Rs. 66,13,00,000 and as
       at March 31, 2001 - Rs. Nil).

       1.2.15 Stock option plans

       The company currently has three stock option plans. These are summarized below.

       1994 Stock Option Plan (the "1994 Plan")

       As of June 30, 2001 the options to acquire 2,69,000 shares were outstanding with the Employee Welfare Trust and options to acquire 3,24,600 shares are outstanding with the employees under the 1994 Plan. These options were granted at an exercise price of Rs. 50 (post split) per option. Additionally, 14,15,000 shares earlier issued are subject to lock-in. No options were issued under this plan during the period.

       1998 Stock Option Plan (the "1998 Plan")

       The 1998 Plan provides for the grant of stock options to employees. The board of directors approved the 1998 Plan in December 1997 and by the shareholders in January 1998. The Government of India approved 29,40,000 ADSs representing 14,70,000 equity shares for issue under the Plan. The options may be issued at an exercise price that is not less than 90% of the fair market value of the underlying equity share on the date of the grant. The 1998 Plan automatically expires in January 2008, unless terminated earlier. All options under the 1998 Plan are exercisable for ADSs representing equity shares. A compensation committee comprising independent members of the board of directors administers the 1998 Plan.

Number of options granted, exercised and forfeited               Quarter ended                      Year ended
                                                       June 30, 2001         June 30, 2000        March 31, 2001
                                                       -------------         -------------        --------------
Options granted, beginning of period/year                15,65,506              6,89,500             6,89,500
Granted during the period/year                              97,800              1,46,700             9,64,840
Exercised during the period/year                            (5,200)               (1,334)             (12,434)
Forfeited during the period/year                           (31,620)              (11,500)             (76,400)
Options granted, end of period/year                      16,26,486              8,23,366            15,65,506
                                                         ---------             ---------            ---------
Weighted average exercise price                          US$ 88.57             US$ 77.06            US$ 90.98
                                                         Rs. 4,162             Rs. 3,440            Rs. 4,236
                                                         ---------             ---------            ---------

       1999 Stock Option Plan (the "1999 Plan")

       In fiscal 2000, the company instituted the 1999 Plan. The shareholders and the board of directors approved the plan in June 1999, which provides for the issue of 66,00,000 equity shares to the employees. The compensation committee administers the 1999 Plan. Options will be issued to employees at an exercise price that is not less than the fair market value.

       Fair market value is the closing price of the company's shares in the stock exchange, where there is the highest trading volume on a given date and if the shares are not traded on that day, the closing price on the next trading day.

       Under the 1999 Plan, options may be issued to employees at exercise prices that are less than the fair market value only if specifically approved by the members of the company in a general meeting. No approval has been sought to date in this regard.

Number of options granted, exercised and forfeited               Quarter ended                      Year ended
                                                      June 30, 2001          June 30, 2000        March 31, 2001
                                                      -------------          -------------        --------------
Options granted, beginning of period/year                27,93,980             10,06,800            10,06,800
Granted during the period/year                            4,15,250              6,58,650            19,57,830
Exercised during the period/year                                --                    --               (1,200)
Forfeited during the period/year                           (41,860)              (23,600)           (1,69,450)
Options granted, end of period/year                      31,67,370             16,41,850            27,93,980
                                                         ---------             ---------            ---------
Weighted average exercise price                          Rs. 5,346             Rs. 4,931            Rs. 5,572
                                                         ---------             ---------            ---------

       The aggregate options outstanding and considered for dilution as at June 30, 2001 are 39,80,613 (as at June 30, 2000 - 20,53,533 options and as at
       March 31, 2001- 35,76,733 options).

       1.2.16 Pro-forma disclosures relating to the Employee Stock Option Plans ("ESOPs")

       The Securities and Exchange Board of India (SEBI) issued the Employee Stock Option Scheme and Employee Stock Purchase Scheme Guidelines in 1999, which is applicable to all stock option schemes established on or after June 19, 1999. In accordance with these guidelines, the excess of the market price of the underlying equity shares as of the date of the grant of the options over the exercise price of the options, including up-front payments, if any, is to be recognized and amortized on a straight-line basis over the vesting period. All options under the 1998 and 1999 stock option plans have been issued at fair market value, hence there are no compensation costs.

       The company's 1994 stock option plan was established prior to the SEBI guidelines on stock options.

Had the stock compensation costs for this stock option plan been determined as per the guidelines issued by SEBI, the company's reported net profit would have been reduced to the pro forma amounts indicated below.

                                                                                       in Rs.
---------------------------------------------------------------------------------------------
                                                 Quarter ended                   Year ended
                                        June 30, 2001       June 30, 2000      March 31, 2001
Net profit:
  As reported                           190,02,70,459       126,79,62,749      628,81,36,341
  Adjusted pro forma                    184,11,62,755       121,14,70,502      605,55,42,584

       1.2.17 Provision for taxation

       The company's profits from export activities are partly deductible from taxable income. However, most of Infosys' operations are conducted through 100% Export Oriented Units ("EOU"), which are entitled to a tax holiday for a period of 10 years from the date of commencement of operations. The Government of India amended the tax incentive available to companies operating through EOUs. The tenure of tax exemption available to such companies is restricted to a maximum of 10 consecutive years commencing from the fiscal year in which the unit commences software development and expires on March 31, 2009. Additionally, export related tax deductions apart from the 100% EOU scheme earlier described are being phased out by fiscal 2004. The provision for taxation includes tax liabilities in India on the company's global income as reduced by exempt incomes and any tax liabilities arising overseas on income sourced from those countries.

       1.2.18 Cash and bank balances

       Details of balances kept with non-scheduled banks as on balance sheet dates and the maximum balances kept with non-schedule banks during the period/year are as follows:

                                                                                                           in Rs.
-----------------------------------------------------------------------------------------------------------------
Balances with non-scheduled banks                                       As at June 30,            As at March 31,
                                                                    2001              2000             2001
                                                                ------------      ------------    ---------------
In deposit account in foreign currency
   HSBC Bank Middle East, Bahrain                                         --      69,43,99,799                --
                                                                ------------      ------------      ------------
                                                                          --      69,43,99,799                --
                                                                ------------      ------------      ------------
In current accounts
   ABN Amro Bank, Heerlen, Netherlands                                    --         15,95,544                --
   ABN Amro Bank, Brussels, Belgium                                10,31,831         13,26,688          8,73,096
   Bank of America, Concord, USA                                 2,15,66,340                --         27,09,344
   Bank of America, Hong Kong                                       6,88,913                --          4,25,885
   Bank of America, Los Angeles, USA                                      --         11,88,502                --
   Bank of America, Milpitas, USA                                         --       3,52,03,130         23,59,820
   Bank of America, Palo Alto, USA                              43,94,71,834      51,53,93,175      35,70,97,922
   Bank of Boston, Boston, USA                                     60,83,049          5,46,035         21,30,626
   Bank of Melbourne, Melbourne, Australia                         14,45,702         11,10,636         17,26,245
   Bank of Melbourne, Victoria, Australia                           3,82,761                --          5,46,759
   Barclays Bank, London, UK                                       37,69,185         37,03,573         38,36,868
   Deutsche Bank, Frankfurt,  Germany                              10,47,613         36,94,391         20,22,282
   First Chicago Bank, Chicago, USA                                       --         16,42,693                --
   Hong Kong Bank of Canada, Toronto, Canada                        5,17,677         38,77,993          5,54,537
   HSBC Bank PLC - Croydon, London                              18,93,61,988                --       9,76,68,994
   Michigan National Bank, Detroit, USA                                   --         13,58,243                --
   Nations Bank, Dallas, USA                                     1,12,89,082       1,28,80,583       1,17,15,900
   Nations Bank, Georgia, USA                                             --         16,88,456                --
   National Bank of Sharjah, UAE                                   14,08,179                --                --
   Nordbanken, Stockholm, Sweden                                   12,82,320         16,97,129         15,86,376
   Nova Scotia Bank, Toronto, Canada                             5,30,93,094       1,28,52,421       5,21,19,103
   Seafirst Bank, Seattle, USA                                            --         25,84,499                --
   Sanwa  Bank, Tokyo, Japan                                       23,48,934         39,29,641         12,18,670
   Summit Bank, Bridgewater, USA                                   35,44,309         30,99,673         14,75,012
                                                                ------------      ------------      ------------
                                                                73,83,32,811      60,93,73,005      54,00,67,439
                                                                ------------      ------------      ------------

Maximum balance held in non-scheduled
  banks during the period/year                        Quarter ended June 30,           Year ended
                                                      2001              2000         March 31, 2001
                                                  ------------      ------------     --------------
in deposit account in foreign currency
   HSBC Bank Middle East, Bahrain                           --      69,43,99,799      72,78,38,970
in current accounts
   ABN Amro Bank, Heerlen, Netherlands                      --         15,95,544         15,95,544
   ABN Amro Bank, Brussels, Belgium                  18,31,307         16,26,311         25,10,415
   Bank of America, Concord, USA                   5,53,09,105                --      11,56,12,302
   Bank of America, Hong Kong                        10,70,247                --         11,81,752
   Bank of America, Los Angeles, USA                        --         50,65,143       3,08,58,501
   Bank of America, Milpitas, USA                    28,83,464       3,52,03,130       5,89,07,898
   Bank of America, Palo Alto, USA                63,57,70,026      69,60,58,192      92,96,33,056
   Bank of Boston, Boston, USA                       60,98,815         28,18,994         72,15,459
   Bank of Melbourne, Melbourne, Australia           27,69,994         11,56,382         17,26,245
   Bank of Melbourne, Victoria, Australia            21,32,997                --         16,34,330
   Barclays Bank, London, UK                         38,78,448         57,24,186       3,63,48,726
   Deutsche Bank, Frankfurt, Germany                 56,90,413         36,94,391         36,94,391
   First Chicago Bank, Chicago, USA                         --         22,07,085         22,07,085
   Hong Kong Bank of Canada, Toronto, Canada          5,54,537       1,01,66,688       1,01,66,688
   HSBC Bank PLC - Croydon, London                24,49,63,498                --      16,51,68,657
   Michigan National Bank, Detroit, USA                     --         17,44,660         17,44,660
   National Bank of Sharjah, UAE                     14,08,179                --                --
   Nations Bank, Dallas, USA                       2,55,96,002       2,04,48,137       3,36,69,804
   Nations Bank, Georgia, USA                               --         21,33,612         21,33,612
   Nordbanken, Stockholm, Sweden                     17,51,168         16,97,129         23,20,446
   Nova Scotia Bank, Toronto, Canada               9,66,13,821       1,28,52,421       7,57,18,591
   Seafirst Bank, Seattle, USA                              --         31,46,158         31,46,158
   Sanwa  Bank, Tokyo,  Japan                      1,15,86,471         48,69,517       1,40,25,843
   Summit Bank, Bridgewater, USA                     83,25,596         35,11,056         88,91,861
                                                  ------------      ------------      ------------

       The cash and bank balances include interest accrued but not due on fixed deposits amounting to Rs. 2,69,09,484 for the quarter ended June 30, 2001 (the quarter ended June 30, 2000 - Rs. 27,33,684 and the year ended March 31, 2001 - Rs. 1,94,43,708).

       1.2.19 Loans and advances

       "Advances" mainly comprises prepaid travel and per-diem expenses and advances to vendors. Deposits with financial institutions and a body corporate comprise:

                                                                                                        in Rs.
--------------------------------------------------------------------------------------------------------------
                                                                  As at June 30,               As at March 31,
                                                            2001                2000                 2001
                                                       -------------        ------------       ---------------
Deposits with financial institutions:
  Housing Development Finance Corporation Limited       50,76,20,299        10,41,44,577         50,87,03,015
  ICICI Limited                                         31,41,17,812        10,20,30,140         50,87,01,373
  IDBI Limited                                          51,49,98,314                  --         40,35,30,424
Deposits with body corporate:
  GE Capital Services India Limited                     50,54,96,783        25,31,55,167         50,58,17,345
                                                       -------------        ------------        -------------
                                                       184,22,33,208        45,93,29,884        192,67,52,157
                                                       -------------        ------------        -------------

       The above amounts include interest accrued but not due amounting to Rs. 3,22,33,208 (the quarter ended June 30, 2000 -- Rs. 93,29,884 and the year ended March 31, 2001 -- Rs. 2,67,52,157).

       The financial institutions and the body corporate have superior credit ratings from a premier credit rating agency in the country.

       Mr. Deepak M. Satwalekar, Director, is also Director of HDFC. Mr. N. R. Narayana Murthy, Chairman and CEO, and Prof. Marti G. Subrahmanyam, Director, are also directors in ICICI Limited. Except as directors in these financial institutions, these persons have no direct interest in these transactions.

       1.2.20 Current liabilities

       Sundry creditors for other liabilities represent mainly the retention amounts payable to the vendors, and amounts accrued for various other operational expenses and taxes.

       1.2.21 Fixed assets

       The company has entered into lease-cum-sale agreements to acquire certain properties. In accordance with the terms of these agreements, the company has the option to purchase the properties on expiry of the lease period. The company has already paid 99% of the value of the properties at the time of entering into the lease-cum-sale agreements. These amounts are disclosed as "Land - leasehold" under "Fixed assets" in the financial statements.

       1.2.22 Transfer of intellectual property rights

       During the year ended March 31, 2001, the company transferred its intellectual property rights in OnScan - a web- focused wireless-enabled notification product, to OnMobile Systems, Inc. (formerly OnScan Inc.) USA, a company incubated by Infosys as part of its ongoing effort to encourage and promote budding entrepreneurs among its employees. The rights were transferred for Rs. 8,93,40,000 (US$ 2 million), received as equity, preferred voting and preferred non-voting securities in OnMobile Systems, Inc. The income of Rs. 5,49,44,000 (net of tax) arising on the transfer is disclosed as an extraordinary item in the statement of profit and loss of that year. The transaction was completed in the quarter ended June 30, 2000.

       The item has not been considered in the statement of cash flows since it is a non-cash transaction except for the payment of the related income tax.

       1.2.23 Investments

       Workadia Inc., USA

       During the quarter ended June 30, 2001, the company made a strategic investment of Rs. 10,32,68,000 comprising 4,40,000 fully paid Series "B" convertible preferred stock, par value of US$ 0.001, at US$ 5.00 each, in Workadia, Inc., USA ("Workadia"). Workadia will provide companies with comprehensive, customizable business intranets through browser accessed hosted portals and also offer consulting services to help customers select and deploy their intranet applications, content and services.

       Other information

       During the year ended March 31, 2001, the company made strategic investments aggregating to Rs. 26,63,94,960 in Alpha Thinx Mobile Phone Services AG, Austria ("Alpha Thinx"); Asia Net Media BVI Limited, the British Virgin Islands; CiDRA Corporation, USA ("CiDRA"); M-Commerce Ventures Pte. Limited, Singapore; and Purpleyogi Inc., USA.

       Of the above investments, the company invested Rs. 13,40,08,660 in CiDRA during the quarter ended June 30, 2000. There were no provisions as of the quarter ended June 30, 2000.

       An amount of Rs. 15,28,98,608 was provided for the investments in Alpha Thinx and EC Cubed, Inc., USA, during the year ended March 31, 2001, when the investee companies filed for liquidation.

       1.2.24 Segment reporting

       The company's operations predominantly relate to providing IT services, delivered to customers globally operating in various industry segments. Accordingly, IT service revenues represented along industry classes comprise the primary basis of segmental information set out in these financial statements. Secondary segmental reporting is performed on the basis of the geographical location of customers.

       The accounting principles consistently used in the preparation of the financial statements are also consistently applied to record revenue and expenditure in individual segments. These are as set out in the note on significant accounting policies.

       Industry segments at the company are primarily -- financial services comprising customers providing banking, finance and insurance services; manufacturing companies; companies in the telecommunications and the retailing industries; and others such as utilities, transportation and logistics companies.

       Revenue and direct expenses in relation to segments is categorized based on items that are individually identifiable to that segment, while the remainder of the costs are categorized in relation to the associated turnover of the segment. Certain expenses such as depreciation, which form a significant component of total expenses, are not specifically allocable to specific segments as the underlying services are used interchangeably. The company believes that it is not practical to provide segment disclosures relating to those costs and expenses, and accordingly these expenses are separately disclosed as "unallocated" and directly charged against total income.

       Fixed assets used in the company's business or liabilities contracted have not been identified to any of the reportable segments, as the fixed assets and services are used interchangeably between segments. The company believes that it is currently not practicable to provide segment disclosures relating to total assets and liabilities since a meaningful segregation of the available data is onerous.

       Customer relationships are driven based on the location of the respective client. North America comprises the United States of America, Canada and Mexico; Europe includes continental Europe (both the east and the west), Ireland and the United Kingdom; and the Rest of the World comprising all other places except, those mentioned above and India.

       Geographical revenues are segregated based on the location of the customer who is invoiced or in relation to which the revenue is otherwise recognized.

Industry segments

                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
Quarter ended June 30, 2001     Financial services   Manufacturing       Telecom          Retail         Others           Total
---------------------------     ------------------   -------------    -------------    ------------   -------------   -------------
Revenues                           225,58,15,275     112,39,92,830    102,27,63,867    68,04,42,241   104,21,73,136   612,51,87,349
Identifiable operating expenses     78,15,77,975      44,60,90,828     25,93,53,742    18,15,68,558    36,55,70,440   203,41,61,543
Allocated expenses                  64,61,93,970      30,20,16,064     27,48,15,915    18,28,34,341    28,00,31,170   168,58,91,460
Segmental operating income          82,80,43,330      37,58,85,938     48,85,94,210    31,60,39,342    39,65,71,526   240,51,34,346
Unallocable expenses                                                                                                   35,48,03,492
                                                                                                                      -------------
Operating income                                                                                                      205,03,30,854
Other income (expense), net                                                                                            13,49,39,605
                                                                                                                      -------------
Net profit before taxes                                                                                               218,52,70,459
Income taxes                                                                                                           28,50,00,000
                                                                                                                      -------------
Net profit after taxes                                                                                                190,02,70,459
                                                                                                                      =============


Quarter ended June 30, 2000     Financial services   Manufacturing        Telecom         Retail          Others          Total
---------------------------     ------------------   -------------    -------------    ------------   -------------   -------------
Revenues                           104,52,58,244      70,75,04,730     65,77,30,528    31,99,77,014    82,48,29,633   355,53,00,149
Identifiable operating expenses     44,57,33,666      25,67,43,679     18,17,52,649    12,03,85,355    27,81,28,026   128,27,43,375
Allocated expenses                  26,93,70,795      17,66,76,779     16,42,47,257     7,99,04,072    20,59,74,937    89,61,73,840
Segmental operating income          33,01,53,783      27,40,84,272     31,17,30,622    11,96,87,587    34,07,26,670   137,63,82,934
Unallocable expenses                                                                                                   17,73,71,717
                                                                                                                      -------------
Operating income                                                                                                      119,90,11,217
Other income (expense), net                                                                                            15,11,07,532
                                                                                                                      -------------
Net profit before taxes                                                                                               135,01,18,749
Income taxes                                                                                                           13,71,00,000
                                                                                                                      -------------
Net profit after taxes                                                                                                121,30,18,749
                                                                                                                      =============


Year ended March 31, 2001       Financial services   Manufacturing        Telecom         Retail         Others           Total
---------------------------     ------------------   -------------    -------------    ------------   -------------  --------------
Revenues                           640,77,55,042     338,84,20,263    350,11,16,331   172,86,39,345   397,97,27,826  1900,56,58,807
Identifiable operating expenses    225,87,90,591     130,66,14,108     88,39,38,378    54,74,24,303   120,92,12,385   620,59,79,765
Allocated expenses                 177,68,81,844      90,69,15,538     93,89,68,074    46,30,82,749   106,54,09,651   515,12,57,856
Segmental operating income         237,20,82,607     117,48,90,617    167,82,09,879    71,81,32,293   170,51,05,790   764,84,21,186
Unallocable expenses                                                                                                  128,18,43,760
                                                                                                                     --------------
Operating income                                                                                                      636,65,77,426
Other income (expense), net                                                                                            59,37,14,915
                                                                                                                     --------------
Net profit before taxes                                                                                               696,02,92,341
Income taxes                                                                                                           72,71,00,000
                                                                                                                     --------------
Net profit after taxes                                                                                                623,31,92,341
                                                                                                                     ==============

Geographic segments

Quarter ended June 30, 2001          North America           Europe              India        Rest of the World          Total
---------------------------          -------------       -------------       ------------     -----------------      -------------
Revenues                             442,08,60,840       121,41,46,804       16,21,65,862       32,80,13,843         612,51,87,349
Identifiable operating expenses      142,17,68,385        43,03,39,633        4,84,21,938       13,36,31,587         203,41,61,543
Allocated expenses                   120,12,05,791        32,98,99,589        6,14,83,134        9,33,02,946         168,58,91,460
Segmental operating income           179,78,86,664        45,39,07,582        5,22,60,790       10,10,79,310         240,51,34,346
Unallocable expenses                                                                                                  35,48,03,492
                                                                                                                     -------------
Operating income                                                                                                     205,03,30,854
Other income (expense), net                                                                                           13,49,39,605
                                                                                                                     -------------
Net profit before taxes                                                                                              218,52,70,459
Income taxes                                                                                                          28,50,00,000
                                                                                                                     -------------
Net profit after taxes                                                                                               190,02,70,459
                                                                                                                     =============


Quarter ended June 30, 2000          North America           Europe              India        Rest of the World          Total
---------------------------          -------------       -------------       ------------     -----------------      -------------
Revenues                             264,83,86,416        60,98,27,474        4,47,21,726       25,23,64,533         355,53,00,149
Identifiable operating expenses       94,89,69,281        22,57,03,906        1,69,12,413        9,11,57,775         128,27,43,375
Allocated expenses                    66,57,79,233        15,33,04,845        1,23,54,855        6,47,34,907          89,61,73,840
Segmental operating income           103,36,37,902        23,08,18,723        1,54,54,458        9,64,71,851         137,63,82,934
Unallocable expenses                                                                                                  17,73,71,717
                                                                                                                     -------------
Operating income                                                                                                     119,90,11,217
Other income (expense), net                                                                                           15,11,07,532
                                                                                                                     -------------
Net profit before taxes                                                                                              135,01,18,749
Income taxes                                                                                                          13,71,00,000
                                                                                                                     -------------
Net profit after taxes                                                                                               121,30,18,749
                                                                                                                     =============

                                                                                                                            in Rs.
----------------------------------------------------------------------------------------------------------------------------------
Year ended March 31, 2001            North America           Europe              India       Rest of the World           Total
-------------------------           --------------       -------------       ------------    -----------------      --------------
Revenues                            1396,90,84,594       358,05,91,607       26,53,92,386      119,05,90,220        1900,56,58,807
Identifiable operating expenses      443,71,64,129       125,44,88,260        8,95,83,246       42,47,44,130         620,59,79,765
Allocated expenses                   377,03,71,740        96,78,27,796        8,59,85,652       32,70,72,668         515,12,57,856
Segmental operating income           576,15,48,725       135,82,75,551        8,98,23,488       43,87,73,422         764,84,21,186
Unallocable expenses                                                                                                 128,18,43,760
                                                                                                                    --------------
Operating income                                                                                                     636,65,77,426
Other income (expense), net                                                                                           59,37,14,915
                                                                                                                    --------------
Net profit before taxes                                                                                              696,02,92,341
Income taxes                                                                                                          72,71,00,000
                                                                                                                    --------------
Net profit after taxes                                                                                               623,31,92,341
                                                                                                                    ==============

       1.2.25 Related party transactions

       The company entered into related party transactions during the quarter with Yantra Corporation, USA, the subsidiary of the company, and key management personnel.

       The transactions with Yantra Corporation comprise sales of Rs. 1,52,48,460 during the quarter ended June 30, 2001 (the quarter ended June 30, 2000 -- Rs. 5,18,56,649 and the year ended March 31, 2001 - Rs.
       19,64,85,967). The outstanding dues from the subsidiary as at June 30, 2001 are Rs. 46,90,468 (as at June 30, 2000 - Rs. 1,68,19,590 and as at
       March 31, 2001 - Rs. 99,80,017).

       Key management personnel are non-director officers of the company, who have the authority and responsibility for planning, directing and controlling the activities of the company. The loans and advances receivable from non-director officers as at June 30, 2001 are Rs. 2,04,62,199 (as at June 30, 2000 - Rs. 1,51,84,336 and as at March 31,
       2001 - Rs. 1,05,74,738).

       1.2.26 Provisions for doubtful debts

       Periodically, the company evaluates all customer dues to the company for collectibles. The need for provisions is assessed based on various factors including collectibles of specific dues, risk perceptions of the industry in which the customer operates, general economic factors, which could effect the customer's ability to settle. The company normally provides for debtor dues outstanding for 180 days or longer. As at June 30, 2001 the company has provided for doubtful debts of Rs. 9,44,42,708 (as at June 30, 2000 -- Rs. Nil and as at March 31, 2001 -- Rs. 8,55,48,753) on dues from certain customers although the outstanding amounts were less than 180 days old, since the amounts were considered doubtful of recovery. The company continues pursuing the parties for recovery of the dues, in part or full.

       1.2.27 Dividends remitted in foreign currencies

       Infosys does not make any direct remittances of dividends in foreign currency. The company remits the equivalent of the dividends payable to the holders of ADS ("ADS holders") in Indian Rupees to the depositary bank, which is the registered shareholder on record for all owners of the company's ADSs. The depositary bank purchases the foreign currencies and remits dividends to the ADS holders.

       Particulars of dividends remitted are as follows:

Particulars                               Number of shares
                                            to which the                    Quarter ended                       Year ended
                                          dividends relate      June 30, 2001             June 30, 2000        March 31,2001
                                          ----------------      -------------             -------------        -------------
Final dividend for fiscal 2000               2,081,900                    --                62,11,810             62,11,810
Interim dividend for fiscal 2001             2,082,567                    --                       --             52,06,417
Final dividend for fiscal 2001               2,088,517           1,56,63,878                       --                    --
                                                                 -----------                ---------           -----------
                                                                 1,56,63,878                62,11,810           1,14,18,227
                                                                 -----------                ---------           -----------

       1.2.28 Reconciliation of basic and diluted shares used in computing earnings per share

                                                                          Quarter ended                    Year ended
                                                                June 30, 2001         June 30, 2000      March 31, 2001
                                                                -------------         -------------      --------------
Number of shares considered as basic weighted
  average shares outstanding                                     6,61,59,038           6,61,51,036         6,61,52,131
Add: Effect of dilutive issues of shares/stock options              3,06,111              8,30,470            2,06,180
                                                                 -----------           -----------         -----------
Number of shares considered as weighted
  average shares and potential shares outstanding                6,64,65,149           6,69,81,506         6,63,58,311
                                                                 -----------           -----------         -----------

Statement of Cash Flows

                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Quarter ended                     Year ended
                                                                           June 30, 2001        June 30, 2000        March 31, 2001
                                                                           -------------        -------------        --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before tax                                                          218,52,70,459        135,01,18,749        696,02,92,341
Adjustments to reconcile profit before tax to cash provided
by operating activities
   (Profit)/loss on sale of fixed assets                                       (2,93,670)              45,109            (9,17,890)
   Depreciation and amortization                                            35,48,03,492         17,73,71,717        112,89,45,152
   Interest income                                                         (11,80,75,060)        (7,56,56,319)       (38,46,83,890)
   Effect of deferred taxes                                                 (1,06,00,000)                  --                   --
   Provisions on long-term investments                                                --                   --         15,28,98,608
   Provision for e-inventing                                                          --           (39,00,977)                   --
   Income taxes paid during the period/year                                (37,88,96,758)        (8,66,32,475)       (85,18,05,440)
   Exchange differences on translation of foreign currency deposits         (1,26,17,292)        (7,41,75,980)       (20,17,12,483)
Changes in current assets and liabilities
   Sundry debtors                                                           (6,75,04,785)       (92,22,10,579)      (166,19,21,164)
   Loans and advances                                                       (8,94,66,842)        (8,10,46,519)       (34,72,64,731)
   Current liabilities and provisions                                       19,71,17,386         41,34,59,784         60,92,54,409
                                                                           -------------        -------------        -------------
NET CASH GENERATED BY OPERATING ACTIVITIES                                 205,97,36,930         69,73,72,510        540,30,84,912
                                                                           -------------        -------------        -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on exercise of stock options                                          41,39,313            10,01,506          2,37,85,906
Dividends paid during the period/year, including dividend tax              (54,67,96,837)       (22,02,44,213)       (42,20,05,883)
                                                                           -------------        -------------        -------------
NET CASH USED IN FINANCING ACTIVITIES                                      (54,26,57,524)       (21,92,42,707)       (39,82,19,977)
                                                                           -------------        -------------        -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets and change in capital work-in-progress           (101,73,74,001)       (85,83,69,973)      (463,35,45,172)
Proceeds on disposal of fixed assets                                            6,34,274               50,738            22,73,671
Long-term investments in securities                                        (10,32,68,000)       (13,40,08,660)       (26,63,64,960)
Interest income                                                             11,80,75,060          7,56,56,319         38,46,83,890
                                                                           -------------        -------------        -------------
NET CASH USED IN INVESTING ACTIVITIES                                     (100,19,32,667)       (91,66,71,576)      (451,29,52,571)
                                                                           -------------        -------------        -------------
Effect of exchange differences on
   foreign currency deposits translations                                    1,26,17,292          7,41,75,980         20,17,12,483
Net increase/(decrease) in
   cash and cash equivalents during the period/year                         52,77,64,031        (36,43,65,793)        69,36,24,847
CASH AND CASH EQUIVALENTS AT THE
   BEGINNING OF THE PERIOD/YEAR                                            577,73,62,442        508,37,37,595        508,37,37,595
                                                                           -------------        -------------        -------------
CASH AND CASH EQUIVALENTS AT THE
END OF THE PERIOD/YEAR                                                     630,51,26,473        471,93,71,802        577,73,62,442
                                                                           =============        =============        =============

This is the Statement of Cash Flows referred to in our certificate of even date.

for Bharat S Raut & Co.
Chartered Accountants

Balaji Swaminathan  N. R. Narayana Murthy    Nandan M. Nilekani  Deepak M. Satwalekar  Marti G. Subrahmanyam  Jitendra Vir Singh
Partner             Chairman and             Managing Director,  Director              Director               Director
                    Chief Executive Officer  President and
                                             Chief Operating
                                             Officer

                    Omkar Goswami            Larry Pressler      Rama Bijapurkar       S. Gopalakrishnan      K. Dinesh
                    Director                 Director            Director              Deputy Managing        Director
                                                                                       Director

                    S. D. Shibulal           T. V. Mohandas Pai  Phaneesh Murthy       Srinath Batni          V. Balakrishnan
                    Director                 Director and        Director              Director               Company Secretary and
                                             Chief Financial                                                  Vice President -
                                             Officer                                                          Finance

Bangalore,
July 10, 2001


      AUDITORS' CERTIFICATE TO THE MEMBERS OF INFOSYS TECHNOLOGIES LIMITED

We have examined the cash flow statement of Infosys Technologies Limited (the company) for the quarter ended June 30, 2001. The statement has been prepared by the company in accordance with the requirements of Clause 32 of the listing agreements entered into with Indian Stock Exchanges.

                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants

Bangalore                                                     Balaji Swaminathan
July 10, 2001                                                            Partner

Statement of Cash flows

                                                                                                                            in Rs.
----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Quarter ended                   Year ended
                                                                            June 30, 2001       June 30, 2000       March 31, 2001
                                                                            -------------       -------------       --------------
INCOME TAXES PAID DURING THE PERIOD/YEAR
Charge as per the Profit and Loss Account                                    28,50,00,000        13,71,00,000        72,71,00,000
Add: Tax provided on intellectual property rights transferred                          --         3,43,96,000         3,43,96,000
     Increase in advance income taxes                                        37,40,37,462         8,66,32,475        69,33,01,439
Less: Increase/(decrease) in income tax provision                           (28,01,40,704)      (17,14,96,000)      (60,29,91,999)
                                                                            -------------       -------------       -------------
                                                                             37,88,96,758         8,66,32,475        85,18,05,440
                                                                            =============       =============       =============

CHANGE IN LOANS AND ADVANCES DURING THE PERIOD/YEAR
As per the Balance Sheet                                                    468,17,78,978       196,24,84,174       430,27,93,623
Less: Deposits with financial institutions and
       body corporate, included in cash and cash equivalents               (184,22,33,208)      (45,93,29,884)     (192,67,52,157)
     Advance income taxes separately considered                            (161,14,35,254)      (63,07,28,828)     (123,73,97,792)
                                                                            -------------       -------------       -------------
                                                                            122,81,10,516        87,24,25,462       113,86,43,674
Less: Opening balance considered                                           (113,86,43,674)      (79,13,78,943)      (79,13,78,943)
                                                                            -------------       -------------       -------------
                                                                              8,94,66,842         8,10,46,519        34,72,64,731
                                                                            =============       =============       =============

CHANGE IN CURRENT LIABILITIES AND PROVISIONS DURING THE PERIOD/YEAR
As per the Balance Sheet                                                    312,89,62,704       202,05,13,013       319,85,01,451
Add/ Provisions separately considered in the Cash flow Statement
(less): Income taxes                                                       (150,91,52,445)      (79,75,15,742)     (122,90,11,741)
     Provision for e-inventing                                                         --           39,00,977                  --
     Dividends                                                                         --                  --      (49,61,85,878)
     Dividend tax                                                                      --                  --       (5,06,10,959)
                                                                            -------------       -------------       -------------
                                                                            161,98,10,259       122,68,98,248       142,26,92,873
Less: Opening balance considered                                           (142,26,92,873)      (81,34,38,464)      (81,34,38,464)
                                                                            -------------       -------------       -------------
                                                                             19,71,17,386        41,34,59,784        60,92,54,409
                                                                            =============       =============       =============

PURCHASE OF FIXED ASSETS AND CHANGE IN CAPITAL
WORK-IN-PROGRESS
As per the Balance Sheet                                                    108,37,62,886        89,75,14,694       349,66,44,427
Less: Opening capital work-in-progress                                     (170,65,04,250)      (56,96,03,505)      (56,96,03,505)
Add: Closing capital work-in-progress                                       164,01,15,365        53,04,58,784       170,65,04,250
                                                                            -------------       -------------       -------------
                                                                            101,73,74,001        85,83,69,973       463,35,45,172
                                                                            =============       =============       =============

LONG-TERM INVESTMENTS IN SECURITIES DURING THE PERIOD/YEAR
As per the Balance Sheet                                                     44,44,22,821        36,16,97,129        34,11,54,821
Add: Provisions on investments made during the period/year                             --                  --        15,28,98,608
Less: Non-cash investment on transfer of intellectual property rights
     (refer to note 2 below)                                                           --        (8,93,40,000)       (8,93,40,000)
                                                                            -------------       -------------       -------------
                                                                             44,44,22,821        27,23,57,129        40,47,13,429
Less: Opening balance considered                                            (34,11,54,821)      (13,83,48,469)      (13,83,48,469)
                                                                            -------------       -------------       -------------
                                                                             10,32,68,000        13,40,08,660        26,63,64,960
                                                                            =============       =============       =============

CASH AND CASH  EQUIVALENTS AT THE END OF THE PERIOD/YEAR
As per the Balance Sheet                                                    446,28,93,265       426,00,41,918       385,06,10,285
Add: Deposits with financial institutions and body corporate,
     included herein                                                        184,22,33,208        45,93,29,884       192,67,52,157
                                                                            -------------       -------------       -------------
                                                                            630,51,26,473       471,93,71,802       577,73,62,442
                                                                            =============       =============       =============

NOTES ON THE STATEMENT OF CASH FLOWS

1. Cash flows are reported using the indirect method, whereby profit after tax is adjusted for the effects of transactions of a non-cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from regular revenue generating; financing; and investing activities of the company are segregated. Cash flows in foreign currencies are accounted at average monthly exchange rates that approximate the actual rates of exchange prevailing at the dates of the transactions.

2. During the year ended March 31, 2001, the company transferred intellectual property rights in OnScan - a web-based wireless enabled notification product, to OnMobile Systems, Inc., USA (formerly OnScan, Inc.) - a company incubated by Infosys. The product was transferred for a gross consideration of Rs. 8,93,40,000 (approximately US$ 2,000,000) that was received as equity preferred convertible voting and non-voting stock in OnMobile Systems, Inc. Accordingly the transaction is not considered in this statement of cash flows.

Pro forma profit and loss account (un-audited)
--------------------------------------------------------------------------------
The company intends to reformat its Indian GAAP income statement following the functional classification methodology. The company believes that this will enable a more meaningful analysis and comparison of revenues, costs and margins as well as facilitate a better understanding of its business by the financial community. The pro forma un-audited profit and loss account prepared in accordance with the proposed format along with the current reporting format is provided in this section for the current quarter. Commencing next quarter, the Company intends to report its income statement in the proposed format. The change in the ratio analysis, in keeping with the proposed format of the profit and loss account is also attached.

                                                      in Rs.                                                      in Rs.
------------------------------------------------------------   ----------------------------------------------------------
PROPOSED FORMAT                                                CURRENT FORMAT
------------------------------------------------------------   ----------------------------------------------------------
Profit and loss account for the quarter ended June 30, 2001
INCOME                                                         INCOME
Software development services and products                     Software development services and products
   Overseas                                    596,30,21,488      Overseas                                 596,30,21,488
   Domestic                                     16,21,65,861      Domestic                                  16,21,65,861
                                                               Other income                                 13,49,39,605
------------------------------------------------------------   ----------------------------------------------------------
                                               612,51,87,349                                               626,01,26,954
------------------------------------------------------------   ----------------------------------------------------------
SOFTWARE DEVELOPMENT EXPENSES                  285,56,14,122
------------------------------------------------------------   ----------------------------------------------------------
GROSS PROFIT                                   326,95,73,227
SELLING, GENERAL AND ADMINISTRATION EXPENSES                   EXPENDITURE
   Selling and marketing expenses               27,65,03,540   Software development expenses               318,32,88,293
   General and administration expenses          58,79,35,341   Administration and other expenses            53,67,64,710
------------------------------------------------------------   ----------------------------------------------------------
                                                86,44,38,881                                               372,00,53,003
OPERATING PROFIT                               240,51,34,346   Operating profit (PBIDT)                    254,00,73,951
Interest                                                   -   Interest                                                -
Depreciation                                    35,48,03,492   Depreciation                                 35,48,03,492
------------------------------------------------------------   ----------------------------------------------------------
Operating profit after depreciation
  and interest                                 205,03,30,854
Other income                                    13,49,39,605
------------------------------------------------------------   ----------------------------------------------------------
PROFIT BEFORE TAX                              218,52,70,459   Profit before tax                           218,52,70,459
Provision for taxation                          28,50,00,000   Provision for taxation                       28,50,00,000
------------------------------------------------------------   ----------------------------------------------------------
NET PROFIT AFTER TAX                           190,02,70,459   Net profit after tax                        190,02,70,459
------------------------------------------------------------   ----------------------------------------------------------
AMOUNT AVAILABLE FOR APPROPRIATION             190,02,70,459   AMOUNT AVAILABLE FOR APPROPRIATION          190,02,70,459
------------------------------------------------------------   ----------------------------------------------------------
Dividend                                                       Dividend
   Interim                                                 -      Interim                                              -
   Final                                                   -      Final                                                -
   Dividend tax                                            -      Dividend  Tax                                        -
Balance in Profit and Loss account             190,02,70,459   Balance in Profit and Loss account          190,02,70,459
------------------------------------------------------------   ----------------------------------------------------------
                                               190,02,70,459                                               190,02,70,459
============================================================   ==========================================================

EARNINGS PER SHARE                                             EARNINGS PER SHARE
(Equity shares, par value Rs.5 each)                           (Equity shares, par value Rs.5 each)
   Basic                                               28.72      Basic                                            28.72
   Diluted                                            28.59       Diluted                                          28.59
Number of shares used in computing earnings per share          Number of shares used in computing earnings per share
   Basic                                         6,61,59,038      Basic                                      6,61,59,038
   Diluted                                       6,64,65,149      Diluted                                    6,64,65,149
------------------------------------------------------------   ----------------------------------------------------------

Reconciliation of profit and loss account items
Software development expenses reported under current format                                                318,32,88,293
   Less: Expenses reported under Selling and marketing, and general and administration expenses under proposed format
       Salaries and bonus including overseas staff expenses                                                 26,71,70,368
       Staff welfare                                                                                           11,63,485
       Contribution to provident and other funds                                                               85,98,012
       Foreign travel expenses                                                                               5,03,50,879
       Other expenses                                                                                           3,91,427
------------------------------------------------------------------------------------------------------------------------
                                                                                                            32,76,74,171
Software development expenses reported under proposed format                                               285,56,14,122
------------------------------------------------------------------------------------------------------------------------
Administration expenses reported under current format
   As reported under current format                                                                         53,67,64,710
   Add: Expenses reported under software development expenses in current format                             32,76,74,171
------------------------------------------------------------------------------------------------------------------------
Selling, general and administration expenses reported under proposed format                                 86,44,38,881
------------------------------------------------------------------------------------------------------------------------

Note: Under the current reporting format, aggregate employee costs and other costs are reported under software development expenses while under the proposed format, employee costs and other costs are reported under the respective functional heads namely software development expenses, selling and marketing, and general and administration expenses.

Pro forma ratio analysis
--------------------------------------------------------------------------------
This section provides certain key operating ratios both under the current format and the proposed format.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
PROPOSED FORMAT                                                 CURRENT FORMAT
------------------------------------------------------------------------------------------------------------------------
Ratios - Financial performance
Export revenue/ total revenue (%)                      97.35    Export revenue/ total revenue (%)                  95.25
Domestic revenue/ total revenue (%)                     2.65    Domestic revenue/ total revenue (%)                 2.59
Software development expenses/ total revenue (%)       46.62    Operating expenses/ total revenue (%)              59.42
Gross profit/ total revenue (%)                        53.38
Selling and marketing expenses / total revenue (%)      4.51
General and administration expenses/ total revenue (%)  9.60    Administration expenses/ total revenue (%)          8.57
Employee costs/ total revenue (%)                      42.47    Employee costs/ total revenue (%)                  41.56
Operating profit / total revenue (%)                   39.27    EBIDTA/ total revenue (%)                          40.58
Depreciation/ total revenue (%)                         5.79    Depreciation/ total revenue (%)                     5.67
Other income/ total revenue (%)                         2.20    Other income/ total revenue (%)                     2.16
Profit before tax/ total revenue (%)                   35.68    Profit before tax/ total revenue (%)               34.91
Tax/total revenue (%)                                   4.65    Tax/total revenue (%)                               4.55
Tax/ PBT(%)                                            13.04    Tax/ PBT(%)                                        13.04
PAT from ordinary activities/ total revenue (%)        31.02    PAT from ordinary activities/ total revenue (%)    30.36
PAT from ordinary activities/                                   PAT from ordinary activities/
  average net worth (%) (LTM)                          54.15      average net worth (%) (LTM)                      54.15
ROCE (PBIT/average capital employed) (%) (LTM)         61.00    ROCE (PBIT/average capital employed) (%) (LTM)     61.00

Ratios - year on year growth rates*
Export revenue (%)                                        70    Export revenue (%)                                    70
Total revenue (%)                                         72    Total revenue (%)                                     69
Software development expenses (%)                         67    Operating expenses (%)                                71
Gross profit (%)                                          77
Selling and marketing expenses (%)                        54
General and administration expenses (%)                  102
Operating profit (%)                                      75    Operating profit (%)                                  66
Net profit from ordinary activities (%)                   57    Net profit from ordinary activities (%)               57

Ratios - sequential growth rates**
Export revenue (%)                                         8    Export revenue (%)                                     8
Total revenue (%)                                          9    Total revenue (%)                                      9
Software development expenses (%)                         16    Operating expenses (%)                                12
Gross profit (%)                                           3
Selling and marketing expenses (%)                        (8)
General and administration expenses (%)                   10
Operating profit (%)                                       3    Operating profit (%)                                   5
Net profit from ordinary activities (%)                    5    Net profit from ordinary activities (%)                5
------------------------------------------------------------------------------------------------------------------------

LTM - Last Twelve Months

* Denotes growth compared with figures of the corresponding period in the previous year.

** Denotes growth compared with figures of the immediate preceding quarter.

At a glance - US GAAP

                                                            US $ millions, except as otherwise stated
-----------------------------------------------------------------------------------------------------
                                                           Quarter ended June 30,          Year ended
                                                                                            March 31,
                                                            2001            2000              2001
                                                          --------       ---------         ----------
For the period
Revenues                                                    130.53           80.26           413.85
Operating income                                             42.44           26.41           137.51
Net income                                                   39.24           26.83           131.95
Operating income as a percentage of total revenues           32.51%          32.90%           33.23%
Net income as a percentage of total revenues                 30.06%          33.43%           31.88%
Basic earnings per share                                     $0.60           $0.41            $2.01
Cash dividend per equity share                                  NA              NA            $0.14
Capital investments                                          20.56           18.15            96.78

At the end of the period
Total assets                                                372.38          247.03           342.35
Property, plant and equipment - net                         132.77           61.70           119.77
Cash and cash equivalents                                   134.18          105.76           124.08
Working capital                                             184.09          139.12           176.18
Total debt                                                      --              --               --
Stockholders' equity                                        337.91          216.67           311.79
Common stock                                                  8.59            8.59             8.59
Market capitalization                                     5,086.31       12,315.06         5,783.15
                                                          --------       ---------         --------

Note:
Market capitalization is calculated by considering the Indian market price for the shares outstanding at the period / year end.


                                 YEAR ENDED             QUARTER ENDED             QUARTER ENDED
                               MARCH 31, 2001           JUNE 30, 2000             JUNE 30, 2001
                               --------------           -------------             -------------
REVENUES
  (US $ IN MILLIONS)               413.85                   80.26                    130.53


                                 YEAR ENDED             QUARTER ENDED             QUARTER ENDED
                               MARCH 31, 2001           JUNE 30, 2000             JUNE 30, 2001
                               --------------           -------------             -------------
OPERATING INCOME
  (US $ IN MILLIONS)               137.51                   26.41                     42.44


                                 YEAR ENDED             QUARTER ENDED             QUARTER ENDED
                               MARCH 31, 2001           JUNE 30, 2000             JUNE 30, 2001
                               --------------           -------------             -------------
NET INCOME
  (US $ IN MILLIONS)               131.95                   26.83                     39.24

                                    FORM 6K
                              (From Page 24 to 58)

Shareholder information
--------------------------------------------------------------------------------

1. Listing on stock exchanges   Bangalore Stock Exchange Ltd. (BgSE)
   in India at                  Stock Exchange Towers, No. 51, 1st Cross,
                                J. C. Road, Bangalore - 560 027, India
                                Tel.: +91-80-299 5234, Fax: +91-80-299 5242
                                The Stock Exchange, Mumbai (BSE)
                                Phiroze Jeejeebhoy Towers, Dalal Street, Mumbai
                                  - 400 001, India.
                                Tel.: +91-22-265 5656 / 265 0525, Fax:
                                  +91-22-272 2037
                                National Stock Exchange of India Ltd. (NSE)
                                Trade World, Senapati Bapat Marg, Lower Parel,
                                  Mumbai - 400 013, India.
                                Tel.: +91-22-659 8235 / 36,
                                Fax: +91-22-659 8237 / 38

2. Listing fees                 Paid for all the above stock exchanges for 2001-
                                2002

3. Listing on stock             NASDAQ National Market in the United States
   exchanges outside India      33 Whitehall Street, New York, NY-1004-4087
                                Tel.: +1-212-709-2400, Fax: +1-212-709-2496

4. Registered office            Electronics City, Hosur Road,
                                Bangalore - 561 229, India.
                                Tel.: +91-80-852 0261, Fax: +91-80-852 0362
                                Homepage: www.infy.com

5. Stock market data relating to shares listed in India

   a. The company's market capitalization is included in the computation of the BSE-30 Sensitive Index (Sensex), the BSE Dollex and S&P CNX NIFTY Index.

   b. Monthly high and low quotations as well as the volume of shares traded at Mumbai, National and Bangalore Stock Exchanges for the quarter ended June 30, 2001 are:

                             BSE                                  NSE                                   BgSE
                ---------------------------------------------------------------------------------------------------------
                High         Low       Volume          High       Low          Volume         High       Low     Volume
                 Rs.         Rs.         Nos.           Rs.        Rs.           Nos.          Rs.       Rs.       Nos.
-------------------------------------------------------------------------------------------------------------------------
April, 2001     4,226       2,721      73,13,583       4,228      2,701      1,05,60,270      4,250     2,730     10,912
May             4,334       3,601      68,63,941       4,328      3,607      1,06,32,274      4,300     3,680      5,221
June            3,969       3,135      74,11,429       3,995      3,138      1,26,84,001      3,950     3,160      4,697
-------------------------------------------------------------------------------------------------------------------------
Total                                2,15,88,953                             3,38,76,545                          20,830

% of volume traded to average
  shares outstanding                    33.70%(*)                               52.87%(*)                        0.03%(*)
-------------------------------------------------------------------------------------------------------------------------

(*)The number of shares outstanding is 6,40,70,000. The equity shares underlying the American Depositary Shares (ADSs) have been excluded for the purpose of this calculation.

6. Par value of equity shares                Rs. 5 each fully paid-up

7. Share transfers in physical form          Karvy Consultants Limited
   and other communication regarding         Registrars and Share Transfer Agents
   share certificates, dividends,            T. K. N. Complex, No. 51/2, Vanivilas Road,
   change of address etc., in India          Opp. National College, Basavanagudi,
   may be addressed to                       Bangalore - 560 004, India.
                                             Tel.: +91-80-662 1184/92/93, Fax: +91-80-662 1169
                                             E-mail: ullur@karvy.com

8. Share transfer system

   Shares sent for physical transfer are generally registered and returned within a period of 10 days from the date of receipt, if the documents are clear in all respects. The share transfer committee of the company meets as often as required.

   The total number of shares transferred in physical form during the three-month period ended June 30, 2001 was 9,800 (quarter ended June 30, 2000
   - 6,636). 100.00% of transfers (quarter ended June 30, 2000 - 72.88%) were completed within 10 days.

-------------------------------------------------------------------------------------------------------------------
                                           Quarter ended June 30,
                                   2001                                               2000
-------------------------------------------------------------------------------------------------------------------
Transfer                  No. of            No. of                          No. of             No. of
period             transferees (folios)     shares         %          transferees (folios)     shares          %
in days            New         Existing                                New       Existing
-------------------------------------------------------------------------------------------------------------------
1 - 10              13            --         9,800       100.00          7           3          4,836         72.88
11- 15              --            --            --           --          1          --            400          6.02
16- 20              --            --            --           --          3          --          1,400         21.10
21 and above        --            --            --           --         --          --             --            --
-------------------------------------------------------------------------------------------------------------------
                    13            --         9,800       100.00         11           3          6,636        100.00
-------------------------------------------------------------------------------------------------------------------

9. Investors' services - complaints received during

---------------------------------------------------------------------------------------------------------------
                                                                      Quarter ended June 30,
Nature of complaints                                             2001                          2000
---------------------------------------------------------------------------------------------------------------
                                                       Received      Attended to      Received      Attended to
---------------------------------------------------------------------------------------------------------------
1.  Non-receipt of share certificates                      1               1             --              --
2.  Non-receipt of bonus shares/split shares               1               1              1               1
3.  Letters from Stock Exchanges, SEBI, etc.               2               2             --              --
4.  Non-receipt of dividend                               22              22             10              10
---------------------------------------------------------------------------------------------------------------
                                                          26              26             11              11
---------------------------------------------------------------------------------------------------------------

The company has attended to most of the investors' grievances/correspondence within a period of 10 days from the date of receipt of the same, during the quarter ended June 30, 2001 except in cases that are constrained by disputes or legal impediments.

10. Legal proceedings

    There are some pending cases relating to disputes over title to shares, in which the company is made a party. However, these cases are not material in nature.

11. Distribution of shareholding as on June 30

--------------------------------------------------------------------------------------------------------------------------------
                                                     2001                                             2000
--------------------------------------------------------------------------------------------------------------------------------
No. of equity                   No. of        % of          No. of        % of     No. of       % of        No. of         % of
shares held                      share-      share-         shares       share-    share-      share-       shares       share-
                                holders     holders                      holding   holders     holders                   holding
--------------------------------------------------------------------------------------------------------------------------------
   1 -   100                     82,025       88.01         10,18,502      1.59     52,308      81.51        7,45,648      1.16
 101 -   200                      2,620        2.81          4,18,175      0.65      2,532       3.94        4,31,292      0.67
 201 -   500                      2,925        3.14         10,05,697      1.57      2,996       4.67       10,70,430      1.67
 501 -  1000                      2,353        2.52         17,20,005      2.69      2,718       4.23       20,25,170      3.16
1001 -  5000                      2,578        2.77         52,93,875      8.26      2,930       4.57       61,57,016      9.61
5001 - 10000                        278        0.30         20,02,763      3.13        305       0.48       21,95,063      3.43
10001 and above                     417        0.45       5,26,10,983     82.11        384       0.60     5,07,28,433     79.18
Shares in transit in NSDL            --          --                --        --         --         --        7,15,748      1.12
--------------------------------------------------------------------------------------------------------------------------------
                                 93,196      100.00       6,40,70,000    100.00     64,173     100.00     6,40,68,800    100.00
Equity shares underlying              1                     20,90,717                    1                  20,82,567
American Depositary Shares*
--------------------------------------------------------------------------------------------------------------------------------
Total                            93,197                   6,61,60,717               64,174                6,61,51,367
--------------------------------------------------------------------------------------------------------------------------------

* Held by beneficial owners outside India.

12. Categories of shareholders as on June 30

-----------------------------------------------------------------------------   --------------------------------------------
                                                       2001                                          2000
-----------------------------------------------------------------------------   --------------------------------------------
Category                            No. of           Voting     No. of shares      No. of           Voting     No. of shares
                                 shareholders      strength(%)       held       shareholders      strength(%)       held
-----------------------------------------------------------------------------   --------------------------------------------
Individuals                         88,652            21.84      1,44,47,652       60,592            25.50      1,68,66,371
Companies                            3,221             1.17         7,74,645        2,653             1.84        12,18,249
FIIs                                   383            32.78      2,16,90,844          316            25.26      1,67,13,447
OCBs and NRIs                          721             0.68         4,48,119          426             0.73         4,82,811
Founders and their families             23            28.98      1,91,75,110           23            29.30      1,93,80,560
Mutual Funds, Banks, FIs               196            11.39        75,33,630          163            13.14        86,91,614
Shares in transit in NSDL               --               --               --           --             1.08         7,15,748
Equity shares underlying                 1             3.16        20,90,717            1             3.15        20,82,567
American Depositary Shares*
-----------------------------------------------------------------------------   --------------------------------------------
 Total                              93,197           100.00      6,61,60,717       64,174           100.00      6,61,51,367
-----------------------------------------------------------------------------   --------------------------------------------

* Held by beneficial owners outside India.

13. Financial calendar (tentative and subject to change)

    Financial reporting for the second quarter ending September 30, 2001                 October 10, 2001
    Interim dividend payment (if any)                                                    November 12, 2001
    Financial reporting for the third quarter ending December 31, 2001                   January 10, 2002
    Financial results for the year ending March 31, 2002                                 April 10, 2002
    Annual General Meeting for the year ending March 31, 2002                            June 2002

14. Investors' correspondence in India                 Any queries relating to the financial statements
    may be addressed to:                               of the company may be addressed to:
    The Company Secretary,                             Mr. T. V. Mohandas Pai,
    Investors' Service Cell,                           Director (F&A) and CFO,
    Infosys Technologies Ltd., Electronics City,       Infosys Technologies Ltd., Electronics City,
    Hosur Road, Bangalore - 561 229, India.            Hosur Road, Bangalore - 561 229, India.
    Tel.: +91-80-852 1518, Fax: +91-80-852 0362        Tel.: +91-80-852 0396, Fax: +91-80-852 0362
    E-mail: balakv@infy.com                            E-mail: mdpai@infy.com

15. Reuters code
    - INFY.BO (BSE)          Bridge code  - IN;INF (BSE)          Bloomberg code  - INFO IN (BSE)
    - INFY.NS (NSE)                       - IN;INFN (NSE)                         - NINFO IN (NSE)
    - INFY.O (NASDAQ)                     - US;INFY (NASDAQ)

16. Stock market data relating to American Depositary Shares (ADSs)

    a. ADS listed at                          NASDAQ National Market in the
                                              United States

    b. Ratio of ADS to equity shares          2 ADS for one equity share

    c. ADS symbol                             INFY

    d. The American Depositary Shares issued under the ADS program of the company were listed on the NASDAQ National Market in the United States on March 11, 1999. The monthly high and low quotations as well as the volume of ADSs traded at the NASDAQ National Market for the quarter ended
       June 30, 2001 are:

----------------------------------------------------------------------------------------------
                                 High                         Low                      Volume
----------------------------------------------------------------------------------------------
                           $             Rs.            $              Rs.              Nos.
----------------------------------------------------------------------------------------------
April, 2001              73.95          3,464         50.65           2,372          50,97,100
May                      81.50          3,826         64.35           3,021          22,49,900
June                     74.60          3,505         55.69           2,617          14,19,300
----------------------------------------------------------------------------------------------
Total                                                                                87,66,300
----------------------------------------------------------------------------------------------
% of volume traded to total float                                                     209.65%*

* 2 ADS = 1 equity share
$ have been converted into Indian rupees at the monthly closing rates

e. Premium of American Depositary Shares over the shares traded on the Indian stock exchanges The ADS price quoted below is in Indian rupees and has been converted at the monthly closing rates.


                                  ADS PREMIUM


                     06/04   12/04   20/04   27/04   04/05   11/05   18/05   25/05   01/06   08/06   15/06   22/06   29/06
                     -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
ADS PRICE*           5,640   5,293   5,902   6,209   6,810   6,596   6,994   6,783   6,306   6,931   6,167   5,911   6,109

NSE SHARE PRICE      4,029   2,861   3,819   3,248   3,822   3,888   3,949   4,175   3,756   3,943   3,405   3,432   3,749

% PREMIUM            39.99   85.01   54.54   91.16   78.18   69.65   77.11   62.47   67.89   75.78   81.12   72.23   62.95


*   2 ADS = 1 equity share

f.  Investor correspondence in       P. R. Ganapathy
    the US may be addressed to       Investor Relations Officer
                                     Infosys Technologies Limited
                                     34760, Campus Drive,
                                     Fremont, CA 94555, USA.
                                     Tel.: +1-510-742-3030,
                                     Mobile: +1-510-872-4412,
                                     Fax: +1-510-742-2930, E-mail: guns@infy.com

g.  Name and address of the          Deutsche Bank A.G.
    depositary bank                  Corporate Trust and Agency Services
                                     4 Albany Street
                                     New York, NY 10006, USA.
                                     Tel.: +1-212-250-8500,
                                     Fax: +1-212-250-5644.

                                     Corporate Trust and Agency Services
                                     Deutsche Bank A.G.
                                     1st Floor, Kodak House,
                                     222, Dr. D. N. Road, Fort,
                                     Mumbai - 400 001, India.
                                     Tel.: +91-22-207 3262, Fax: +91-22-207 9614

h.  Name and address of the          ICICI Limited
    custodian in India               ICICI Towers, Bandra Kurla Complex
                                     Mumbai - 400 051, India.
                                     Tel.: +91-22-653 1414,
                                     Fax: +91-22-653 1164/65.

Ratio analysis as per Indian GAAP
--------------------------------------------------------------------------------

                                                                            Quarter ended             Year ended
                                                                   June 30, 2001    June 30, 2000   March 31, 2001
                                                                   -------------    -------------   --------------
Ratios - Financial performance
Export revenue / total revenue(%)                                       95.25           94.72           95.62
Domestic revenue / total revenue(%)                                      2.59            1.21            1.35
Other income / total revenue(%)                                          2.16            4.08            3.03
Employee costs / total revenue(%)                                       41.56           38.47           36.62
Administration expenses / total revenue(%)                               8.57            7.69            9.06
Operating expenses / total revenue(%)                                   59.42           58.79           58.73
Depreciation / total revenue(%)                                          5.67            4.79            5.76
Tax / total revenue(%)                                                   4.55            3.70            3.71
Tax / PBT(%)                                                            13.04           10.15           10.45
EBIDTA / total revenue(%)                                               40.58           41.21           41.27
PAT from ordinary activities / total revenue(%)                         30.36           32.73           31.80
PAT from ordinary activities / average net worth(%)(LTM)                54.15           43.51           56.08
ROCE (PBIT/Average capital employed)(%)(LTM)                            61.00           49.22           62.62
Return on invested capital(%)(LTM)                                      91.69           97.28          105.67
Capital output ratio(LTM)                                                1.69            1.34            1.71
Invested capital output ratio(LTM)                                       2.97            3.16            3.34
Ratios - Balance sheet
Debt-Equity ratio                                                          --              --              --
Debtors turnover(Days)*                                                    46              59              58
Current Ratio                                                            3.91            4.21            3.49
Cash and cash equivalents / total assets(%)                             39.52           49.15           41.57
Cash and cash equivalents / total revenue(%)(LTM)                       28.46           42.59           29.48
Depreciation / average gross block(%)(LTM)                              23.49           21.86           24.67
Technology investment / total revenue(%)(LTM)                            6.98            6.44            7.43
Ratios - Growth**
Export revenue(%)                                                          70             108             115
Total revenue(%)                                                           69             101             113
Operating expenses(%)                                                      71             105             112
Operating profit(%)                                                        66              96             114
Net profit from ordinary activities(%)                                     57             100             118
Per-share data (Period End)
Basic earnings per share from ordinary activities(Rs.)                  28.72           18.34           94.23
Basic earnings per share (including extraordinary items)(Rs.)           28.72           19.17           95.06
Cash earnings per share from ordinary activities(Rs.)                   34.08           21.02          111.29
Cash earnings per share (including extraordinary items)(Rs.)            34.08           21.85          112.12
Book value(Rs.)                                                        241.17          145.15          210.05
Price / earning(LTM)                                                    34.54          158.60           43.19
Price / cash earnings(LTM)                                              29.05          134.65           36.57
Price / book value                                                      14.98           57.25           19.38
EPS growth(%)                                                           56.60          100.22          117.97
PE / EPS growth                                                          0.61            1.58            0.37
Dividend per share(Rs.)                                                    --              --           10.00


LTM - Last twelve months

*  Annualized.

** Denotes growth compared with figures of the corresponding period in the previous year.

Infosys Technologies Limited
--------------------------------------------------------------------------------

United States              UK                           Hong Kong
                                                        16F Cheung Kong Centre
Addison                    Croydon                      2 Queen's Road Central
15305 Dallas Parkway       P.O. Box 1221                Central, Hong Kong
Suite 210                  11th Floor  Emerald House    Tel.: 852 22972806
Addison, TX 75001          7/15 Lansdowne Road          Fax: 852 22970066
Tel.: (972) 770-0450       Croydon, CR0 2BX
Fax: (972) 770-0490        Tel.: 44-20-8774 3300
                           Fax: 44-20-8686 6631         Japan
Bellevue
10900 NE 4th St.           Argentina                    Tokyo
#2300 Bellevue                                          2F, Kearny Place Akasaka,
WA 98004                   Buenos Aires                 2-21-25, Akasaka,
Tel.: (425) 990 1028       Grupo ASSA Building          Minato-Ku, Tokyo 107-0052
Fax: (425) 990 1029        2nd Floor, Elvira Rawson de  Tel.: 81 3-5545-3251
                           Dellepiane 150, Dique 1      Fax: 81 3-5545-3252
Fremont                    Puerto Madero, C1107BCA
34760 Campus Drive         Buenos Aires                 Singapore
Fremont                                                 30, Raffles Place,
CA 94555                   Australia                    23-00, Caltex House
Tel.: (510) 742 3000                                    Singapore 048622
Fax: (510) 742 3090        Melbourne                    Tel.: 65 233 6820
                           Level 7, 505, St Kilda Road  Fax: 65 233 6905
Marietta                   Melbourne, Victoria 3004
1950 Spectrum Circle       Tel.: 61 3 9868 1607         Sweden
#400 Marietta              Fax: 61 3 9868 1652
GA 30067                                                Stockholm
Tel.: (770) 857 4428       Sydney                       Stureplan 4C, 4tr
Fax: (770) 857 2258        Level 4, 90, Mount Street    114 35, Stockholm
                           North Sydney, NSW 2060       Tel.: 46-846 31112
Newport Beach              Tel.: 61 2 9954 0036         Fax: 46-846 31114
4590 MacArthur             Fax: 61 2 8904 1344
Suite 500                                               UAE
Newport Beach              Belgium                      P. O. Box 8230
CA 92660                                                Sharjah Airport Intl.
Tel.: (949) 475 0196       Brussels                     Free Zone Sharjah
Fax: (949) 475 0198        Dreve Richelle 161           Tel.:  971 6557 0000
                           Building N 1410 Waterloo     Fax:  971 6557 1010
Quincy                     Brussels
Two Adams Place            Tel.: 322-352-8743
Quincy, MA 02169           Fax: 322-352-8889
Tel.: (781) 356 3100
Fax: (781) 356 3150        Canada

Troy                       Toronto
100 Liberty Center         5140 Yonge Street
#200 West Big Beaver       Suite 1400, Toronto
Troy, MI 48084             Ontario, M2N 6L7
Tel.: (248) 524 0320       Tel.: (416) 224 7400
Fax: (248) 524 0321        Fax: (416) 224 7449

Phoenix                    France
10851, N Black Canyon
Highway,  #830             Paris
Phoenix, AZ 85029          12, AV DU Centre
Tel.: (602) 944 4855       Faubourg de l'Arche  92419
Fax: (602) 944 4879        Courbevoie Cedex
                           Tel.: 33 1 4691 8454
Lisle                      Fax: 33 1 4691 8800
2300 Cabot Dr
Suite 250                  Germany
Lisle, IL 60532
Tel.: (630) 482 5000       Frankfurt
Fax: (630) 505 9144        TOPAS 2, Mergenthalerallee
                           79-81, 65760, Eschborn
Berkeley Heights           Frankfurt
Two Oak Way                Tel.:  49 6196 9202115
Fourth Floor, South Wing   Fax: 49 6196 9202320
Berkeley Heights,
NJ 07922
Tel.: (908) 286 3101
Fax: (908) 286 3125



India                       Konark                        Mohali (Chandigarh)
                            Plot No. E/4                  B 100,  Phase VIII
Bangalore                   Infocity, Chandaka            Industrial Area, SAS Nagar
Electronics City            Bhubaneswar-751 014           Mohali-160 059
Hosur Road                  Tel.: (0674) 320001           Tel.: (0172) 254191/92/94
Bangalore-561 229           Fax: (0674) 320100            Fax: (0172) 254193
Tel.: (080) 8520261
Fax: (080) 8520362          Chennai                       Mumbai
                            No. 138,                      No. 85, Mittal Towers 'C'
Reddy Building              Old Mahabalipuram Road        8th Floor, Nariman Point
K-310, 1st Main             Sholinganallur                Mumbai-400 021
5th Block, Koramangala      Chennai-600 119               Tel.: (022) 2882911-14
Bangalore-560 095           Tel.: (044) 4500345           Fax: (022) 2846489
Tel.: (080) 5530392
Fax: (080) 5530391          Hyderabad 1Q3 A1, 1st Floor,  Mysore
                            Cyber Towers                  SJCE-STEP
Pavithra Complex            HI-TEC City, Madhapur         Sree Jayachamarajendra
#1, 27th Main,  2nd Cross   Hyderabad-500 033             College of Engineering,
1st Stage, BTM Layout       Tel.: (040) 3100242/44-48     Science and Technology
Bangalore-560 068           Fax: (040) 3100243            Entrepreneurs Park
Tel.: (080) 6681755                                       Mysore-570 006
Fax: (080) 6680181          Kolkata                       Tel.: (0821) 500001/06/08
                            C/61, Bapuji Nagar            Fax: (0821) 511614
Infosys Towers              Regent Estate P.O.
No. 27, Bannerghatta Road   Kolkata-92                    New Delhi
3rd Phase, J. P. Nagar      Pager No. 9628-304450         K30, Green Park Main
Bangalore-560 076                                         Behind Green Park Market
Tel.: (080) 6588668         Mangalore                     New Delhi-110 066
Fax: (080) 6588676          Kottara Cross                 Tel.: (011) 6514829-30
                            Kuloor Ferry Road             Fax: (011) 6853366
Bhubaneswar                 Mangalore-575 006
Plot No. N-1/70, Nayapalli  Tel.: (0824) 451485-88        Pune
Adjoining  Planetarium on   Fax: (0824) 451504            Plot No. 1
NH5,  Post RRL                                            Infotech Park MIDC
Bhubaneswar-751 013                                       Hinjewadi, Taluka Mulshi
Tel.: (0674) 584068-71                                    Pune-411 027
Fax: (0674) 583991                                        Tel.: (02139) 32801-03
                                                          Fax: (02139) 32832


                                       6